                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION

                       EXECUTIVE TERRACE OFFICE FACILITY,
                          KING OF PRUSSIA, PENNSYLVANIA



                                      LEASE




                                     between





                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION,


                                    Landlord



                                       and



                               SEDONA CORPORATION,


                                     Tenant

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I:     DEFINITIONS.....................................................1

Section 1.01   Defined Terms ..................................................1

ARTICLE II:    DEMISE AND LEASE................................................3

Section 2.01   Demise and Lease................................................3
Section 2.02   Representations and Warranties; Taking of Possession............4
Section 2.03   Common Areas....................................................4

ARTICLE III:   IMPROVEMENTS....................................................4

Section 3.01   Tenant Improvements.............................................4
Section 3.02   Completion and Delivery.........................................4

ARTICLE IV: TERM 5

Section 4.01   Term............................................................5
Section 4.02   Notice of Commencement Date.....................................5
Section 4.03   Renewal Option..................................................5

ARTICLE V:     RENT............................................................7

Section 5.01   Base Rent.......................................................7
Section 5.02   Additional Rent.................................................7
Section 5.03   Manner of Payment...............................................7
Section 5.04   Late Payment and Interest.......................................7
Section 5.05   Security Deposit................................................8

ARTICLE VI: ADDITIONAL RENT AND CHARGES.......................................10

Section 6.01   Tenant's Obligation for Taxes..................................10
Section 6.02   Tenant's Share of Real Property Taxes, Utility Costs,
               and Operating Expenses.........................................10

ARTICLE VII:   SERVICES AND UTILITIES.........................................14

Section 7.01   Landlord's Services............................................14
Section 7.02   Electricity....................................................16



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ARTICLE VIII:  INSURANCE......................................................17

Section 8.01   Landlord's Insurance...........................................17
Section 8.02   Public Liability...............................................17
Section 8.03   Tenant's Property and Other Insurance..........................18
Section 8.04   Additional Insurance...........................................18
Section 8.05   Form of Insurance/Certificates.................................18
Section 8.06   Tenant's Failure...............................................18
Section 8.07   Waiver of Subrogation..........................................19
Section 8.08   Tenant's Property and Fixtures.................................19
Section 8.09   Indemnification of Landlord....................................19
Section 8.10   Notification from Tenant.......................................20

ARTICLE IX: REPAIRS AND MAINTENANCE...........................................20

Section 9.01   Tenant Repairs and Maintenance.................................20
Section 9.02   Landlord Repairs and Maintenance...............................20
Section 9.03   Non-Liability of Landlord......................................20
Section 9.04   Inspection of Premises.........................................21

ARTICLE X:     FIXTURES, PERSONAL PROPERTY AND ALTERATIONS....................21

Section 10.01  Fixtures and Personal Property.................................21
Section 10.02  Alterations....................................................21
Section 10.03  Liens..........................................................23

ARTICLE XI: USE AND COMPLIANCE WITH LAWS......................................23

Section 11.01  Signs..........................................................23
Section 11.02  Use............................................................23
Section 11.03  Compliance with Laws and Insurance Requirements................24
Section 11.04  Landlord's Inspection and Testing..............................24
Section 11.05  Hazardous Materials............................................25
Section 11.06  Environmental Liens............................................25
Section 11.07  Indemnification................................................25
Section 11.08  Landlord's Right to Cure.......................................26
Section 11.09  Survival.......................................................26

ARTICLE XII:   DAMAGE AND DESTRUCTION.........................................26

Section 12.01  Reconstruction.................................................26
Section 12.02  Rent Abatement.................................................26
Section 12.03  Excessive Damage or Destruction................................27
Section 12.04  Uninsured Casualty.............................................27
Section 12.05  Waiver.........................................................27

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Section 12.06  Mortgagee's Right..............................................28
Section 12.07  Damage Near End of Term........................................28

ARTICLE XIII:  EMINENT DOMAIN.................................................28

Section 13.01  Eminent Domain.................................................28
Section 13.02  Disposition of Awards..........................................28
Section 13.03  Mortgagee's Right..............................................29

ARTICLE XIV:   DEFAULT .......................................................29

Section 14.01  Events of Default..............................................29
Section 14.02  Remedies.......................................................29

ARTICLE XV:    ASSIGNMENT AND SUBLETTING......................................32

Section 15.01  Prohibition....................................................32
Section 15.02  Excess Rental..................................................33
Section 15.03  Scope..........................................................34
Section 15.04  Effect of Assignment...........................................34
Section 15.05  Waiver.........................................................34
Section 15.06  Change in Control..............................................34

ARTICLE XVI:   OFFSET STATEMENT, ATTORNMENT
               AND SUBORDINATION..............................................34

Section 16.01  Offset Statement...............................................34
Section 16.02  Attornment.....................................................35
Section 16.03  Subordination..................................................35
Section 16.04  Mortgagee's Rights.............................................35
Section 16.05  Recording......................................................36
Section 16.06  Release of Landlord............................................36

ARTICLE XVII:  INDEMNIFICATION AND LIABILITY..................................36

Section 17.01  Indemnification................................................36
Section 17.02  Waiver and Release.............................................37
Section 17.03  Liability of Landlord..........................................37

ARTICLE XVIII: MISCELLANEOUS..................................................38

Section 18.01  Notices........................................................38
Section 18.02  Successors Bound...............................................38
Section 18.03  Guarantor of Tenant............................................38
Section 18.04  Waiver.........................................................39
Section 18.05  Surrender of Premises and Holding Over.........................39

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Section 18.06  Landlord's Right to Perform....................................39
Section 18.07  Subdivision and Easements......................................40
Section 18.08  Landlord's Reserved Rights in Common Areas.....................40
Section 18.09  Rules and Regulations..........................................40
Section 18.10  Parking........................................................40
Section 18.11  No Nuisance....................................................41
Section 18.12  Relocation.....................................................41
Section 18.13  Financial Statements...........................................41
Section 18.14  Corporate Authority............................................41
Section 18.15  Quiet Enjoyment................................................41
Section 18.16  Waiver of Jury Trial...........................................41
Section 18.17  Broker.........................................................42
Section 18.18  Accord and Satisfaction........................................42
Section 18.19  Captions and Article Numbers...................................42
Section 18.20  Severability...................................................42
Section 18.21  Applicable Law.................................................42
Section 18.22  Submission of Lease............................................42
Section 18.23  Time...........................................................43
Section 18.24  Entire Agreement...............................................43
Section 18.25  Landlord's Management and Income Tax Provisions................43
Section 18.26  Exhibits.......................................................44


               Exhibit A - Description of Project
               Exhibit B - Depiction of Premises
               Exhibit C - Work Letter Agreement
               Exhibit D - Notice of Commencement of Lease
               Exhibit E - Building Janitorial Specifications
               Exhibit F - Offset Statement and Estoppel Certificate Exhibit G - Rules and Regulations
               Exhibit H - Sublet Space

                         THIS IS A CONFIDENTIAL DOCUMENT

         This Lease (the "Lease"), dated as of the 8th day of August, 2000, is made by and between LANDLORD (as hereinafter defined) and TENANT (as hereinafter defined).

                             ARTICLE I: DEFINITIONS

         1.01 Defined Terms. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

(a)      Landlord:             Teachers Insurance and Annuity Association,
                               a New York corporation

(b)      Landlord's Address:   Teachers Insurance and Annuity Association
                               730 Third Avenue
                               New York, New York 10017
                               Attn: Director, Real Estate

                               With a copy to:

                               Grubb & Ellis Management Services, Inc.
                               1600 Market Street, Suite 1900
                               Philadelphia, Pennsylvania 19103
                               Attn: Vice President, Property Management

(c)      Tenant:               Sedona Corporation,
                               a Pennsylvania corporation

(d)      Tenant's Address:     Before Commencement Date:

                               Sedona Corporation
                               649 North Lewis Road
                               Limerick, Pennsylvania 19468
                               Attn: President

                               After Commencement Date:

                               Sedona Corporation
                               455 South Gulf Road
                               King of Prussia, Pennsylvania 19406
                               Attn: President

(e)      Broker:               Grubb & Ellis, Inc., and Geiss Realty Group, Inc.

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(f)      Project:              Executive Terrace Office Facility, King of
                               Prussia, Pennsylvania, including the land described in Exhibit A and all buildings and other improvements now or hereafter located thereon.

(g)      Building:             The building located at 455 South Gulph Road,
                               King of Prussia, Pennsylvania. For purposes of this Lease, the Building shall be conclusively deemed to contain 129,916 rentable square feet.

(h)      Premises:             The portion of the Building located on the third
                               (3rd) floor thereof as shown by cross-hatching on the Building floor plan(s) attached hereto as Exhibit B. For purposes of this Lease, the Premises shall be conclusively deemed to contain
                               16,510 rentable square feet.

(i)      Term:                 Seven (7) years, plus (if the Commencement Date
                               is not the first day of a calendar month) the period from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

(j)      Estimated Commencement
         Date:                 October 15, 2000.

(k)      Commencement Date:    As defined in Section 4.01.

(l)      Expiration Date:      The seventh (7th) anniversary of (a) if the
                               Commencement Date is the first day of a calendar month, the day before the Commencement Date, or
                               (b) if the Commencement Date is not the first day of a calendar month, the last day of the calendar month in which the Commencement Date occurs. For example, if the Commencement Date were July 1, 2000, the Expiration Date would be the applicable anniversary of June 30, 2000; if the Commencement
                               Date were July 15, 2000, the Expiration Date would be the applicable anniversary of July 31, 2000. If the Term has been extended or this Lease has been renewed, the Expiration Date shall be the last day of the Term as so extended or renewed.




(m)      Lease Year:           The period from the Commencement Date through the
                               day before the one-year anniversary of the Commencement Date (or if the Commencement Date is not the first day of a calendar month, the one-year anniversary of the last day of the month in which the Commencement Date occurs), and each one-year period (or portion thereof if the Lease is terminated during any such one-year period) thereafter during the Term.

(n)  Base Rent:                As set forth below (subject to adjustment as
                               provided in Section 5.01):

                                          Annual Base Rent Schedule
                                          -------------------------

                               Portion of Term               Base Rent Per Annum
                               ---------------               -------------------

                               Lease Year 1                  $495,751.56
                               Lease Year 2                  $504,006.48
                               Lease Year 3                  $512,261.52
                               Lease Year 4                  $520,516.56
                               Lease Year 5                  $528,771.48
                               Lease Year 6                  $537,026.52
                               Lease Year 7                  $545,281.56

(o)  Tenant's Share:           12.7082%.

(p)  Security Deposit:         As described in Section 5.05.

(q)  Tenant Improvement
     Allowance:                As described in Exhibit C attached to and
                               made a part of this Lease.

(r)  Base Year:                The calendar year 2000.

(s)  Operating Expense         Tenant's Share of the Operating Expenses (as
     Allowance:                defined in Section 6.02(b)(iii)) for the Base
                               Year.

(t)  Tax Allowance:            Tenant's Share of the Real Property Taxes (as
                               defined in Section 6.02(b)(i)) for the Base Year.

(u)  Utility Allowance:        Tenant's Share of the Utility Costs (as defined
                               in Section 6.02(b)(ii)) for the Base Year.

(v)  Electricity Cost Estimate: As defined in Section 7.02(a). Landlord has initially set the Electricity Cost Estimate at $37,642.80.

(w)  Parking Spaces:           Sixty-six (66) unreserved parking spaces in the
                               parking lot(s) and facilities serving the Building.

                          ARTICLE II: DEMISE AND LEASE

         2.01 Demise and Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, the "Premises" specified in Section 1.01(h) hereof located within the "Building" specified in Section 1.01(g) hereof, which Building is a portion of the "Project" identified in Section 1.01(f) hereof. The land on which the Project is located is more particularly described in Exhibit A attached hereto and the Premises are shown by cross-hatching on the Building floor plan(s) attached hereto as Exhibit B. Tenant acknowledges that the sole purpose of the attached floor plan(s) is to identify the location of the Premises in the Building. Landlord makes no representation or warranty in the attached floor plan(s) as to the usable or rentable square footage of the Premises.

         2.02 Representations and Warranties; Taking of Possession. Except as otherwise expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas (as defined in Section
2.03 below), or the Project or their suitability for the conduct of Tenant's business. By taking possession of the Premises, Tenant accepts the Premises, the Tenant Improvements (as hereinafter defined) and the Building as completed or substantially completed (as defined in Section 3.02 below). Landlord will enforce or assign to Tenant (for the Term of this Lease) Landlord's rights under any warranties or guaranties Landlord obtains from any contractor(s) constructing the Tenant Improvements.

         2.03 Common Areas. In addition to the Premises, Tenant shall have the non-exclusive right to use in common with other tenants and/or occupants of the Building and the Project, subject to the Rules and Regulations referred to in
Section 18.09 hereof and all covenants, conditions and restrictions now or hereafter affecting or encumbering the Project, the following areas appurtenant to the Premises: the Building's common entrances, lobbies, rest rooms, elevators, stairways and access ways, loading and unloading areas, trash areas, parking areas and facilities, roadways, sidewalks, walkways, parkways, plazas, driveways and landscaped areas, and similar areas and facilities situated within the Building and the exterior areas of the Project (collectively, the "Common Areas"). Tenant acknowledges that Landlord shall have no obligation to construct or complete any additional buildings or improvements to the Common Areas. Tenant's right to utilize the Common Areas shall at all times be subject to Landlord's reserved rights therein as described in Section 18.08 hereof.

                            ARTICLE III: IMPROVEMENTS

         3.01 Tenant Improvements. The Premises are or shall be improved by Tenant with the tenant improvements (the "Tenant Improvements") as more particularly described in the Work Letter Agreement attached hereto as Exhibit C (the "Work Letter Agreement"). Landlord shall exercise reasonable efforts to make the Premises Ready for Occupancy (as defined in Section 3.02 below) not later than the Estimated Commencement Date set forth in Section 1.01(j) hereof. If, however, the Premises are not completed on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.


         3.02 Completion of Tenant Improvements. The Premises shall be deemed ready for occupancy ("Ready for Occupancy") when the Tenant Improvements have been completed or substantially completed by Landlord and delivered, tendered or made available to Tenant. The term "substantially completed" as used in this Lease shall mean the date of issuance of a certificate of occupancy (temporary or permanent) for the Premises by the municipality in which the Premises are located, or if no certificate of occupancy is required, the date of substantial completion of the Tenant Improvements as certified by Landlord's architect, which certification shall be conclusive and binding upon Landlord and Tenant. The Tenant Improvements shall be deemed substantially completed notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises (items normally referred to as "punch list" items) remain to be performed. By taking possession of the Premises, Tenant accepts the Premises, the Tenant Improvements and the Building as completed or substantially completed, except that in the latter case, on or about the date of Tenant's taking possession of the Premises, Landlord and Tenant shall together prepare a list of incomplete and/or corrective items needed at the Premises (which shall not include any items requiring repair or correction due to damage caused in connection with Tenant's taking possession of the Premises or due to the negligence or willful misconduct of Tenant, its agents, employees or contractors). If properly includable as part of the Tenant Improvements, Landlord shall diligently complete, as soon as reasonably possible, any items of work and adjustment on such list as are not completed when the Premises are Ready for Occupancy. Landlord will give Tenant reasonable advance notice of the date on which Landlord expects the Premises to be Ready for Occupancy.

                                ARTICLE IV: TERM

         4.01 Term. The Term shall commence upon the earliest of the following dates (the "Commencement Date"): (a) the date on which the Premises are Ready for Occupancy (or, if the date on which the Premises are Ready for Occupancy is delayed and such delay is caused by Tenant's delays in reviewing or approving plans and specifications, Tenant's requests for materials, finishes or installations other than "building standard", Tenant's changes in plans and specifications, or other acts, omissions or delays of Tenant, the Commencement Date shall be the date that falls the total number of days of delay attributable to such causes prior to the date on which the Premises are Ready for Occupancy, as reasonably determined by Landlord); or (b) the date upon which Tenant takes possession or beneficial occupancy of the Premises with Landlord's written consent. The Term shall expire at 11:59 P.M. on the Expiration Date set forth in
Section 1.01(l), unless sooner terminated as hereinafter provided.

         4.02 Notice of Commencement Date. Upon ascertaining the Commencement Date, Landlord shall deliver to Tenant a written confirmation of the Commencement Date, in the form attached hereto as Exhibit D (the "Notice of Commencement"). The Notice of Commencement shall be binding upon Tenant unless Tenant objects thereto in a writing delivered to Landlord within five (5) business days of Tenant's receipt of the Notice of Commencement. However, Landlord's failure to send the Notice of Commencement shall not delay the commencement of or any of Tenant's obligations under this Lease if Tenant takes possession or beneficial occupancy of the Premises with Landlord's written consent prior to the Commencement Date set forth in the Notice of Commencement.

         4.03 Renewal Option. Provided Tenant is not in default, beyond the expiration of any applicable notice or grace period, at the time the option described in this Section 4.03 is exercised, Tenant shall have the right and option to renew this Lease (the "Renewal Option") for one (1) additional term of five (5) years (the "Renewal Term") to commence immediately upon expiration of the original Term of this Lease. Tenant may exercise the Renewal Option only by delivering written notice to Landlord not later than nine (9) months, nor earlier than twelve (12) months, prior to the expiration of the original Term of this Lease. Such notice shall be given to Landlord in accordance with Section
18.01 hereof. If Tenant timely exercises the Renewal Option and is not in default, beyond the expiration of any applicable notice or grace period, at the expiration of the original Term of this Lease (unless such default is waived by Landlord at Landlord's sole discretion; such default may not be used by Tenant as a means of negating the effectiveness of an earlier exercise by Tenant of the Renewal Option), this Lease shall continue during the Renewal Term upon the same covenants, terms and conditions applicable to the original Term of this Lease, except for provisions which (i) relate to the construction or payment for construction of improvements in the Premises at the commencement of this Lease,
(ii) grant to Tenant any credit or concession in the payment of Rent, or (iii) otherwise by their nature are applicable only to the original Term of this Lease. Notwithstanding the foregoing, however, upon the commencement of the Renewal Term, the Base Year, for purposes of the Renewal Term, shall mean the calendar year in which the Renewal Term commences.

                  Notwithstanding the foregoing, (i) annual Base Rent payable during the Renewal Term shall equal the annual fair market rental value of the Premises for the Renewal Term, as determined in accordance with this paragraph (to be based upon renewal rentals for comparable space in comparable first-class office buildings in the greater suburban Philadelphia office market, taking into account the resetting of the Base Year as set forth herein, and assuming such space is being leased in its then-current "as is" condition for a five (5) year term, with no concessions or contributions toward improvements by the landlord), but not less than the sum of (A) $32.00 times the number of rentable square feet of floor area in the Premises (as determined by Landlord), plus (B) total Escalation Amounts payable by Tenant per square foot of the Premises with respect to the twelve (12) calendar months immediately preceding the last date on which Tenant shall have been entitled to exercise the Renewal Option times the number of rentable square feet of floor area in the Premises (such sum of (A) plus (B) being hereinafter referred to as the "Minimum Renewal Base Rent"), and (ii) the Base Year for the Renewal Term shall be the calendar year in which the Renewal Term commences. Provided Tenant shall have properly and timely exercised the Renewal Option, Landlord shall notify Tenant of Landlord's determination of annual Base Rent for the Renewal Term ("Landlord's Determination") no later than thirty (30) days following Landlord's receipt of Tenant's notice. No later than thirty (30) days following Tenant's receipt of Landlord's Determination, Tenant shall notify Landlord that Tenant: (a) rescinds its exercise of the Renewal Option, (b) accepts Landlord's Determination, or (c) is not satisfied with Landlord's Determination and desires to have Base Rent for the Renewal Term determined in the manner set forth below (Tenant's failure to so deliver such written notice within such thirty (30) day period shall constitute Tenant's recission of its exercise of the Renewal Option). If Tenant has so notified Landlord that Tenant is not satisfied with Landlord's Determination, Tenant shall promptly engage an MAI appraiser ("Tenant's Appraiser") with experience appraising first-class office space in the greater suburban Philadelphia office market to determine the annual fair market rental value of the Premises for the Renewal Term in accordance with this paragraph ("Tenant's Determination", and together with Landlord's Determination, the "Determinations"), which Tenant's Determination shall be delivered to Landlord no later than five (5) months prior to the expiration of the original Term of this Lease. Tenant shall pay the cost of Tenant's Appraiser. In the event the greater of the Determinations is not more than 110% times the lesser of the Determinations, then the annual Base Rent for the Renewal Term shall be the greater of (i) the average of the Determinations or (ii) the Minimum Renewal Base Rent. In the event the greater of the Determinations (I) is more than 110% times the lesser of the Determinations and (II) is more than the Minimum Renewal

Base Rent, then Landlord and Tenant's Appraiser together shall select a second
(2nd) MAI appraiser (the "Final Appraiser") with experience appraising first-class office space in the greater suburban Philadelphia office market. The Final Appraiser shall select which of the Determinations is closest to what the Final Appraiser would have itself determined to be the annual fair market rental value of the Premises for the Renewal Term in accordance with this paragraph. If the Final Appraiser so selects Landlord's Determination, then the annual Base Rent for the Renewal Term shall be the greater of (i) the amount set forth in Landlord's Determination or (ii) the Minimum Renewal Base Rent, and if the Final Appraiser so selects Tenant's Determination, then the annual Base Rent for the Renewal Term shall be the greater of (I) the amount set forth in Tenant's Determination or (II) the Minimum Renewal Base Rent. The Final Appraiser's selection shall be binding upon Landlord and Tenant. Landlord and Tenant each shall pay one-half (1/2) of the cost of the Final Appraiser. Each determination of the annual fair market rental value of the Premises for the Renewal Term to be made under this paragraph shall determine a fixed amount of annual Base Rent for the entire Renewal Term.

                                 ARTICLE V: RENT

         5.01 Base Rent. The Base Rent shall be in the amount(s) set forth in
Section 1.01(n) hereof, unless adjusted as hereinafter provided. The Base Rent shall be adjusted at the times and in the manner set forth in Section 1.01(n) hereof (if any), and one-twelfth (1/12th) of the annual Base Rent shall be paid in advance on the first day of each and every month during the Term, without notice, demand or setoff. If the Commencement Date is not the first day of a calendar month, Base Rent for the fraction of the month in which the Commencement Date occurs shall be prorated based upon the actual number of days in such fractional month.

         5.02 Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by Tenant under this Lease, including but not limited to charges required to be paid by Tenant under this Lease for Operating Expenses, Real Property Taxes, Utility Costs (all as defined in Article VI hereof) and Electricity Charges (as defined in Section 7.02(a) hereof) (all such sums being herein deemed "Additional Rent", which term excludes Base Rent and the Security Deposit), and whether or not same are designated "Additional Rent" and whether or not same are payable to Landlord or any other entity. Any Additional Rent provided for in this Lease shall become due with each monthly installment of Base Rent unless otherwise provided.

         5.03 Manner of Payment. Rent payable under this Lease shall be paid in lawful money of the United States of America, by check (subject to collection) or wire transfer (at no cost to Landlord), without prior notice or demand therefor and without any deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at Landlord's Address set forth in
Section 1.01(b) hereof or at such other place as Landlord may direct in writing. The term "Rent" as used in this Lease shall refer collectively to "Base Rent" and "Additional Rent".

         5.04 Late Payment and Interest. If any payment of Rent or any other charge payable by Tenant hereunder is not paid promptly when due (and, unless Landlord shall have given the hereinafter described notice on one (1) occasion during the immediately preceding twelve (12) month period, such payment is not paid within three (3) days after Tenant's receipt of written notice of such nonpayment), Tenant shall pay to Landlord a late payment charge equal to ten percent (10%) of the amount of such delinquent payment in addition to the


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



delinquent payment, regardless of whether or not a notice of default (except as provided above in this sentence) has been given by Landlord. In addition, Tenant shall pay interest on such late payment and late charge from and after the expiration of ten (10) days following the original due date of the late payment at an interest rate (the "Interest Rate") equal to the lesser of (a) the prevailing prime rate as published by Chase Manhattan Bank, N.A., at its New York office (or a successor bank selected by Landlord upon written notice to Tenant), plus three (3) percentage points, or (b) the maximum rate permitted by applicable law, until such amounts are paid. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant's failure to timely pay Rent or other amounts due to Landlord are difficult or impracticable to ascertain, and agree that said interest and late charge constitute a reasonable estimate of the damages which Landlord will suffer in the event of Tenant's late payment. This Section 5.04 shall not relieve Tenant from payment of Rent or other amounts due to Landlord at the times and in the manners herein specified. Acceptance by Landlord of any such interest and late charge shall not constitute a waiver of Tenant's default with respect to said overdue amount, nor prevent Landlord from exercising any other rights or remedies available to Landlord.

         5.05 Security Deposit. Tenant has deposited with Landlord either funds or a letter of credit (and if a letter of credit, hereinafter referred to as the "Letter of Credit") in the amount of $487,790.00, to be governed by this Section
5.05. The "Security Deposit" shall mean the Letter of Credit, any letter of credit furnished in replacement or renewal of the Letter of Credit, or any cash deposited either initially as the Security Deposit under this Lease or in replacement of the Letter of Credit or any renewal thereof. The term "Letter of Credit" shall mean the original Letter of Credit delivered to Landlord and each replacement thereof delivered to Landlord during the Term of this Lease. The Letter of Credit (i) shall be unconditional and irrevocable, and in such form as shall be required by Landlord, (ii) shall name Landlord and any successor-in-interest to Landlord as beneficiary, and (iii) either (A) shall be issued by a reputable banking institution having an office in Pennsylvania and shall be presentable for payment at an office of such institution located in Pennsylvania, or shall be issued by Bank of America, or (B) if issued by a reputable banking institution other than Bank of America not having an office in Pennsylvania, the Letter of Credit shall designate a reputable banking institution having an office in Pennsylvania as the paying agent (the "Pennsylvania Paying Agent") for such Letter of Credit and the Letter of Credit shall be presentable for payment at an office of the Pennsylvania Paying Agent located in Pennsylvania, and the Letter of Credit shall be accompanied by written documentation satisfactory to Landlord from the Pennsylvania Paying Agent confirming that the Pennsylvania Paying Agent will be bound by and will release funds upon presentment of the Letter of Credit at its Pennsylvania office in accordance with the terms of the Letter of Credit. Tenant shall deliver to Landlord at least sixty (60) days prior to the expiration of Letter of Credit a replacement Letter of Credit issued by the same financial institution as issued the Letter of Credit (or such other reputable banking institution as is reasonably acceptable to Landlord), in the same form as the Letter of Credit (or in such other form as is acceptable to Landlord). If Tenant fails to timely deliver any such replacement Letter of Credit, Landlord may, upon two (2) business days prior notice to Tenant, present the Letter of Credit for payment and Landlord may hold such payment as Security Deposit. The payment of the Security Deposit is a current and absolute payment by Tenant to Landlord, and the Security Deposit is and shall remain the sole and absolute property of Landlord, subject only to Tenant's right to have the Security Deposit returned to Tenant in accordance with and subject to the terms of this Section 5.05. The Security Deposit shall secure Tenant's full and faithful performance of all of Tenant's obligations under this Lease, including, without limitation, the obligation to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto and to surrender the Premises to Landlord in a clean condition and in good repair upon termination of this Lease as required pursuant to Section 18.05 below. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds, nor shall Tenant be entitled to interest on the Security Deposit. If Tenant fails, beyond the expiration of any applicable grace or cure period, to perform any of Tenant's obligations hereunder, Landlord, without any obligation to do so, may apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay Landlord a sufficient amount to restore the Security Deposit to the full original amount. Tenant's failure to restore the Security Deposit to its full original amount within five
(5) business days after receipt of such demand shall, without any further notice or demand required, constitute an Event of Default (as defined in Article XIV hereof). Use by Landlord of the Security Deposit, or any part thereof, to satisfy any of Tenant's obligations hereunder shall not constitute a waiver of Tenant's default with respect to such nonperformance for which amounts are expended, nor prevent Landlord from exercising any other rights or remedies available to Landlord. Within thirty (30) days after the termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit, or the remaining balance thereof, to Tenant. If Landlord sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord shall deliver the Security Deposit, or the remaining balance thereof, to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit. If the Security Deposit is a Letter of Credit, Tenant shall pay the cost of any transfer of such Letter of Credit to such transferee.

         Tenant covenants that it shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security Deposit during the Term of this Lease (except in connection with an assignment of this Lease permitted pursuant to Article XV hereof). Notwithstanding Tenant's covenant set forth above, violation of which shall be an Event of Default under this Lease, in the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant regardless of one or more assignments of Tenant's interest in such Security Deposit. In such event, upon the return of the Security Deposit, or the remaining balance thereof, to the original Tenant, Landlord shall be completely relieved of liability hereunder.

         Provided Tenant is not, on each applicable Reduction Date (as hereinafter defined) as hereinafter provided, then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, and further provided that Landlord has not theretofore used any of the Security Deposit with respect to a default by Tenant as permitted under this Section 5.05, the Security Deposit shall be reduced on each of the first (1st), second
(2nd), third (3rd), fourth (4th) and fifth (5th) anniversary of the Commencement Date (each, a "Reduction Date") (provided, if the Security Deposit is a Letter of Credit, that Tenant provides to Landlord a replacement Letter of Credit or cash in the applicable reduced amount prior to any such reduction), as follows:

                                    Amount to which
                  Reduction Date    Security Deposit Reduced
                  --------------    ------------------------

                  1st anniversary   $383,032.00
                  2nd anniversary   $287,274.00
                  3rd anniversary   $191,516.00
                  4th anniversary   $95,758.00
                  5th anniversary   One twelfth (1/12) of annual Base Rent in
                                    effect during fifth (5th) Lease Year

                     ARTICLE VI: ADDITIONAL RENT AND CHARGES

         6.01 Tenant's Obligation for Taxes. In addition to amounts due from Tenant in accordance with Section 6.02 below, Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and/or upon the Premises by Tenant. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment. If the Tenant Improvements in the Premises are assessed for real property tax purposes at a valuation higher than the valuation which tenant improvements conforming to Landlord's "building standard" for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excessive assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of this Section. The records of the county or, if applicable, municipal assessor, if available and sufficiently detailed for such purpose, shall be binding on both Landlord and Tenant as a basis for determining whether the Tenant Improvements are assessed at a higher valuation than Landlord's "building standard" tenant improvements.

         6.02 Tenant's Share of Real Property Taxes, Utility Costs, and Operating Expenses.

                  (a) Estimated Expenses. Tenant shall pay to Landlord, as Additional Rent, the following (the "Escalation Amounts"):

                      (i) Real Property Taxes. The amount by which Tenant's Share of Real Property Taxes (as defined below) paid by Landlord during each calendar year or portion thereof during the Term (except for the Base Year) exceeds the Tax Allowance (as defined in Section 1.01(t)) (or in the event of a portion of a calendar year, the fraction of the Tax Allowance that is equivalent to the portion of the calendar year in question);

                      (ii) Utility Costs. The amount by which Tenant's Share of Utility Costs (as defined below) paid by Landlord during each calendar year or portion thereof during the Term (except for the Base Year) exceeds the Utility Allowance (as defined in
                  Section 1.01(u)) (or in the event of a portion of a calendar year, the fraction of the Utility Allowance that is equivalent to the portion of the calendar year in question); and

                      (iii) Operating Expenses. The amount by which Tenant's
                  Share of Operating Expenses (as defined below) paid by Landlord during each calendar year or portion thereof during the Term (except for the Base Year) exceeds the Operating Expense Allowance (as defined in Section 1.01(s)) (or in the event of a portion of a calendar year, the fraction of the Operating Expense Allowance that is equivalent to the portion of the calendar year in question).

         Prior to the commencement of each calendar year of the Term, except for the Base Year, Landlord shall deliver to Tenant an estimate of the annual Escalation Amounts payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12th) of Landlord's estimated amount. At the end of each year there shall be an adjustment made to account for any difference between the actual and the estimated Escalation Amounts for such calendar year. If Tenant has overpaid the Escalation Amounts owing pursuant to this provision, and provided Tenant is not in default hereunder, Landlord shall refund such overpayment to Tenant; provided, however, that Landlord shall have the right, in its sole discretion, to credit such overpayment to unpaid Rent payable by Tenant under this Lease, whether or not same is then due. Notwithstanding anything to the contrary contained in this Lease, if Tenant's Share of Real Property Taxes, Utility Costs or Operating Expenses during any calendar year during the Term of this Lease is less than the Allowance for such item, such shortfall shall not be applied to reduce the amounts payable by Tenant for Tenant's Share of such other items. If Tenant has underpaid the Escalation Amounts owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent with the next payment of Rent due under this Lease following written notice of said deficiency from Landlord to Tenant. Any Escalation Amounts attributable to the Term of this Lease which would not otherwise be due until after the date of the expiration or earlier termination of this Lease, shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be reasonably determined by Landlord, with an adjustment to be made once the exact amount is known. Such obligation shall survive the expiration or earlier termination of this Lease.

         Tenant shall be provided, following the end of each calendar year during the Term of this Lease, with a statement showing in reasonable detail the separate charges for Real Property Taxes, Utility Costs, and Operating Expenses for the such calendar year for which such charges were due (the "Operating Statement"). If Tenant disputes the amount or characterization of any item contained in the Operating Statement, Tenant shall have the right to designate an independent certified public accountant that is not being compensated by Tenant on a contingency fee basis to audit Landlord's records upon which such Operating Statement is based, provided Tenant first pays all sums due as shown on the Operating Statement. Such audit shall be conducted and completed no later than sixty (60) days following Tenant's receipt of the Operating Statement in question, provided that Landlord makes all its relevant books and records available to Tenant's accountant in a reasonably timely fashion. The fee for any audit conducted on Tenant's behalf shall be borne solely by Tenant. All information obtained through Tenant's audit, as well as all information with respect to any compromise, settlement, or adjustment reached between Landlord and Tenant in connection with such audit, shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall, as a condition to Tenant's right to conduct any such audit, cause Tenant's auditor to execute an agreement binding such auditor and such auditor's officers, agents, and employees to such obligation of confidentiality. Landlord shall have the right, at its sole expense, to have Tenant's audit reviewed by a "Big Five" certified public accounting firm selected by Landlord or by another mutually agreed upon certified public accountant, whose determination shall be conclusive and binding on both Landlord and Tenant. Any adjustment required between Landlord and Tenant following such audit shall be made in accordance with the procedure set forth in the immediately preceding paragraph. Any audit and subsequent adjustment in payment shall be deemed to be conclusive settlement of the dispute. If Tenant does not notify Landlord of a dispute within sixty (60) days of receipt of such Operating Statement, Tenant shall be deemed to have accepted Landlord's calculations as conclusive.

                  (b)      Defined Terms.

                           (i) Real Property Taxes. For purposes of this Lease,
"Real Property Taxes" shall consist of all transit charges, housing fund assessments, real estate taxes, and all other taxes relating to the Premises or the Building, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges including but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Premises or the Building or become payable during the Term (or which become payable after the expiration or earlier termination of this Lease and are attributable in whole or in part to any period during the Term), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes, rates, duties, levies or assessments, including, without limitation, legal fees. "Real Property Taxes" shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources promulgated and effective after the Commencement Date; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay as Additional Rent one hundred percent (100%) of any said tax or excise applicable to Rent collected from Tenant. If the Real Property Taxes payable for the Base Year are reduced by final determination of legal proceedings, settlement, or otherwise, such reduced amount as finally determined shall become the amount of Real Property Taxes payable for the Base Year for purposes of this Lease and such reduced amount shall be used to determine Tenant's Share of Real Property Taxes payable by Tenant during the Term of this Lease, and all payments of Tenant's Share of Real Property Taxes theretofore paid or payable under this Lease shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent within ten (10) days after being billed therefor any deficiency between the amount of such payments computed prior to the reduction and the amount thereof due as a result of such recomputation.

                           (ii) Utility Costs. For purposes of this Lease,
"Utility Costs" shall consist of all costs incurred for gas, water, sewer, power, heating, lighting, air conditioning and ventilation consumed by the Building and the servicing thereof (including costs mandated by laws or regulations of governmental entities) and not otherwise separately metered and paid for by or allocable to premises leased to individual tenants of the Building. Charges for electricity shall not be included in Utility Costs, but shall be paid in accordance with Section 7.02 of this Lease.

                           (iii) Operating Expenses. For purposes of this Lease,
"Operating Expenses" shall consist of the total (without duplication) of all expenses and costs of ownership, administration, operation, management, maintenance and repair of the Building (other than Real Property Taxes and Utility Costs), including, without limitation (the following list is for definitional purposes only and shall not impose any obligations upon Landlord to incur the expenses or provide the services listed): (1) premiums and other insurance costs for insurance maintained by Landlord pursuant to this Lease or otherwise for the benefit of the Building; (2) wages, salaries and related expenses of all on-site and off-site employees engaged in operation, management, maintenance and security, including without limitation, payroll taxes and similar government charges with respect thereto, insurance, retirement, fringe benefits and uniform allowances payable to employees; (3) all supplies, materials and equipment (including rentals) used in such operation, management, maintenance and repair; (4) all maintenance, security and service costs; (5) all janitorial costs, including refuse removal and window cleaning; (6) costs incurred in the management of the Building (including supplies), together with a reasonable fee for the management of the Building and the rental cost of an on-site management office; (7) consultant, legal and accounting expenses, including the cost of audits by certified public accountants (excluding costs associated with the negotiation of tenant leases or resulting from tenant defaults); (8) costs of operating and maintaining elevator(s) (if any); (9) all maintenance, repair and replacement costs relating to the Building, including sidewalks, landscaping, snow removal, signs (other than tenant signs), service areas, mechanical rooms, parking and plaza areas, Building exterior, driveways, including any assessments against the Building pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy in common agreements or similar restrictions or agreements; (10) painting, decorating and furbishing of the Common Areas of the Building and repairing, restriping and resurfacing the parking facilities and parking areas of the Building; (11) roof system maintenance and repairs; (12) amortization of capital improvements to the extent such capital improvements are installed or used to reduce the costs of other items included in Operating Costs to the extent of actual savings or to the extent such improvements are required by governmental laws, rules, ordinances or regulations enacted following the commencement of the Term; (13) any personal property taxes levied on or attributable to personal property used in connection with the operation, management, maintenance and/or repair of the Building; (14) the cost of permits, certificates and licenses required in connection with the Building or any portion thereof or any areas used in connection therewith (except building permits and other development permits), and any other costs levied, assessed or imposed by or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal or governmental authority in connection with the use or occupancy of the Building; (15) all costs, charges and expenses incurred by Landlord in connection with any change of any company providing electric supply or service, including, without limitation, maintenance, repair, installation and service costs associated therewith; and (16) any other expenses of any kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building.

         Operating Expenses shall be reduced by: to the extent actually received by Landlord, the net proceeds (after deduction of all costs of recovery thereof, including legal fees) of insurance and damages paid by third parties and which are not applied to reconstruction or required to be paid to Landlord's mortgagee; specific costs incurred for the account of, separately billed to, and paid by specific tenants; repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; interest on debt or capital retirement of debt; costs of capital improvements except as expressly provided in the immediately preceding paragraph; and Landlord's cost of tenant leasehold improvements, leasing commissions and legal fees arising from lease disputes.

         Notwithstanding the foregoing to the contrary, Operating Expenses shall not include: depreciation on the Building or equipment; interest on mortgage encumbrances; ground rents; income taxes; salaries of executive officers of

Landlord; the cost of installing, operating, and maintaining any specialty service such as a restaurant or athletic club; the cost of any items to the extent that Landlord is reimbursed by insurance; any repairs alterations, additions or other items which are made for another tenant's premises or in order to prepare a tenant space for occupancy; leasing expenses, including commissions payable to brokers and legal or professional service fees relating to obtaining a new tenant; advertising or promotional expenses; the cost of removing asbestos from the Building, the cost of complying with government rules, regulations, and statutes promulgated and effective prior to the Commencement Date; the cost of any work or service performed jointly for the Building and any other building or property to the extent such cost is not reasonably allocable to the Building; any costs paid to an affiliate of Landlord to the extent such costs exceed the amount which would have been paid in the absence of such relationship; and the cost of any repair made as a result of casualty or condemnation.

                      (iv) Tenant's Share. For purposes of this Lease "Tenant's Share" means the percentage set forth in Section 1.01(o). Tenant's Share is not meant, nor shall Tenant's Share be construed, to be a representation by Landlord as to the rentable or usable square footage of the Premises.

                  (c) Adjustment for Occupancy. Notwithstanding any provision herein to the contrary, in the event the Building is less than ninety-five percent (95%) occupied during all or any portion of any calendar year of the Term, including, without limitation, the Base Year, an adjustment shall be made in computing variable Operating Expenses and Utility Costs for such year so that the same shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during all of such year.


                       ARTICLE VII: SERVICES AND UTILITIES

         7.01     Landlord's Services.

                  (a) Basic Services. Landlord shall furnish: (i) heat and air conditioning required for the occupancy of the Premises, between 8 A.M. and 6 P.M. Monday through Friday ("Business Hours"), excluding Saturdays, Sundays and holidays, and the electricity to power same; (ii) access and elevator service, including at least one weekend elevator; (iii) rest room supplies; (iv) cleaning services as set forth in the Building Janitorial Specifications, annexed hereto as Exhibit E, on weekdays, excluding holidays and weekends; (v) snow removal; and (vi) such other services as Landlord may elect to provide from time to time. Landlord shall have the right to modify the terms and/or frequency of the services provided, so long as Landlord gives at least five (5) days notice of any changes, and such changes do not materially diminish the services described herein.

                  (b) Non-Business Hours. Upon request to Landlord, Tenant shall have the right to use the Premises beyond Business Hours and on weekends and holidays upon the express condition that Tenant shall be responsible, at its sole cost and expense, for any and all building services required and attributable to such excess use, charged at the rates reasonably determined by Landlord from time to time. Payment for excess use of services shall be deemed Additional Rent and shall be paid to Landlord monthly, together with Base Rent.

                  (c) Interruption, Etc., of Services. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or suspended by reason of, (i) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Premises or the Building;
(ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless such failure or delay is caused by any condition created by Landlord's sole, active negligence or by Landlord's failure to respond within a reasonable period of time to any written request for service or repair for which Landlord is obligated under this Lease; (iii) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, the Building or the Project; (iv) any defects to, or damage from, heating, ventilating or air conditioning systems, or components of the foregoing, which are installed, repaired or modified by Tenant in or serving the Premises; or (v) damage caused by water leakage, sewage, steam, gas, odors or plumbing overflows. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services so as to minimize any interference with the use of the Building by the tenants thereof (including Tenant). Notwithstanding the foregoing, if (a) there is an interruption or stoppage of any Building system or Building service and the cause or cure of such interruption is within Landlord's reasonable control (a "Landlord Controlled Interruption"), and such interruption is not due to any negligence or willful misconduct by Tenant, (b) such Landlord Controlled Interruption materially, adversely interferes with Tenant's use of the Premises (or a portion thereof) during Business Hours for more than five (5) consecutive business days after Tenant delivers written notice thereof to Landlord, and (c) Tenant actually does not use all or the affected portion, if applicable, of the Premises for the operation of Tenant's business therein, then during the period of time such condition continues beyond such fifth (5th) consecutive business day, Tenant shall be entitled to an equitable abatement of Rent for all or the affected portion of the Premises, as applicable. Such Rent abatement shall cease immediately upon the earlier to occur of (i) the cessation of such Landlord Controlled Interruption or (ii) Tenant's re-commencement of use of all or the affected portion of the Premises, as applicable, for the operation of Tenant's business therein.

                  (d) HVAC. If the Tenant Improvements contemplated by Article III, or any part thereof, are performed by Tenant and include the heating, ventilating and air conditioning system for the Premises, Landlord shall not be responsible for the quality of such system, but only for the supply of cooled or warmed air from the Building's central system to the distribution system in the Premises. Tenant shall maintain in good working condition and repair any supplemental heating, ventilating and air conditioning unit or system installed in the Premises by or on behalf of Tenant (including maintenance mandated by any law or regulation, including without limitation applicable requirements of the Occupational Safety and Health Administration), and shall maintain, at Tenant's sole cost and expense, a maintenance contract on any such unit or system. In addition, Tenant shall be solely responsible for compliance with all present and future laws or regulations (including without limitation requirements of the Occupational Safety and Health Administration that relate to the Premises) regarding the indoor air quality of the Premises to the extent related to such supplemental unit or system. Any such supplemental unit or system shall, unless otherwise determined by Landlord, remain at the Premises at the expiration or earlier termination of the Term of this Lease, and, together with the maintenance contract maintained thereon, shall be the property of Landlord. Tenant shall furnish to Landlord copies of all such maintenance contracts, as well as evidence of the renewal thereof at least thirty (30) days prior to the expiration thereof. If, in connection with the Tenant Improvements contemplated by Article III or any other alterations or improvements to the Premises performed by or on behalf of Tenant, any heating, ventilating and air conditioning equipment or units are installed upon the roof of the Building, Tenant shall be solely responsible for the cost of the maintenance thereof (including maintenance mandated by any law or regulation, including without limitation applicable requirements of the Occupational Safety and Health Administration), and shall also be solely responsible for the cost of the repair of any damage caused to the roof of the Building by the installation, maintenance, operation or removal of such equipment or units.

                  (e) Light Bulbs. Bulbs for lighting fixtures shall be initially installed as part of the Tenant Improvements. Any replacement bulbs provided and installed by Landlord shall be at Tenant's expense.

         7.02     Electricity.

                  (a) Electricity Furnished and Tenant's Payment of Charges. Landlord shall furnish the electricity which Tenant shall require in the Premises for normal lighting and other normal and customary office uses during Business Hours. If Tenant requires electricity beyond Business Hours, Tenant shall pay to Landlord on demand Landlord's then-applicable charge for electricity furnished beyond Business Hours. During the Term of the Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of the charges (the "Electricity Charges") incurred by Landlord for all electricity consumed at the Project during the Term of the Lease. From time to time during the Term of the Lease, Landlord will notify Tenant of Landlord's estimate of the annual amount of Tenant's Share of the Electricity Charges (the "Electricity Cost Estimate"), and Tenant shall pay to Landlord, together with Tenant's monthly installment of Base Rent, one twelfth (1/12) of the Electricity Cost Estimate. Landlord has initially set the Electricity Cost Estimate at the amount set forth in Section 1.01(v). Promptly following the end of each calendar year during the Term of the Lease, Landlord will notify Tenant of the actual Electric Charges for the Project during such calendar year and Tenant's Share thereof. If Tenant has overpaid the Electric Charges for such prior calendar year owing pursuant to this provision, and provided Tenant is not in default hereunder, Landlord shall refund such overpayment to Tenant; provided, however, that Landlord shall have the right, in its sole discretion, to credit such overpayment to unpaid Rent payable by Tenant under this Lease, whether or not same is then due. If Tenant has underpaid the Electric Charges for such prior calendar year owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent with the next payment of Rent due under this Lease following written notice of said deficiency from Landlord to Tenant. Any Electric Charges attributable to the Term of this Lease which would not otherwise be due until after the date of the expiration or earlier termination of this Lease, shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be reasonably determined by Landlord, with an adjustment to be made once the exact amount is known. Such obligation shall survive the expiration or earlier termination of this Lease.

                  (b) Electric Submeter. Notwithstanding the provisions of
Section 7.02(a), if Landlord so elects, Landlord shall install, at Tenant's expense (including, without limitation, any permit or application fees), an electric meter to measure the electricity actually consumed at the Premises, provided the local electric utility company so permits. In such case, Tenant shall pay as Additional Rent the monthly charge for its electrical usage based on such metering at the tariff applicable to Landlord, or, at Landlord's option, Tenant may be billed directly by the utility provider. In the event such a submeter is installed, Tenant shall continue to pay, as Additional Rent in the manner set forth in Section 7.02(a), Tenant's Share of the charges incurred by Landlord during the Term of the Lease for all electricity consumed at the Project by Common Areas and for operation of the Building HVAC system(s).

                  (c) Service Provider. If permitted by applicable law, Landlord shall have the right at any time and from time to time during the Term to either contract for electric service and/or supply from a different utility company or companies (each, an "Alternate Service Provider") or continue to contract from the existing electric service and/or supply provider(s). Tenant shall cooperate with Landlord, any then-existing electric service and/or supply provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, such provider and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring and other electrical equipment, if any, located within the Premises.


                             ARTICLE VIII: INSURANCE

         8.01 Landlord's Insurance. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of all-risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof. Tenant shall not permit any use of the Premises which would jeopardize or conflict with the insurance coverage maintained by Landlord or cause the premium charged to Landlord to increase higher than such premium otherwise would be for a general office building of comparable use and size. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in increased exposure, then Landlord shall advise Tenant of such and Tenant shall either (i) immediately cease such operations which caused the increased premiums or (ii) upon receipt of premium invoices from Landlord, reimburse Landlord for such increased amount as Additional Rent. Landlord shall have the right, at its option, to keep and maintain in full force and effect during the Term such other insurance in such amounts and on such terms as Landlord and/or any mortgagee or beneficiary of any trust deed against the Building and/or the Project may reasonably require from time to time, in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including but not limited to rental abatement, public liability and property, elevator, worker's compensation, boiler and machinery, earthquake and flood insurance.

         8.02 Public Liability. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant a policy or policies of commercial general liability insurance insuring Tenant's activities with respect to the Premises, the Building, the Common Areas and the Project, against loss, damage, or liability for personal injury or death of any person, or loss or damage to property occurring in, upon or about the Premises in an amount of not less than One Million Dollars ($1,000,000) combined single limit or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall (a) insure the hazards of the Premises and Tenant's operations thereon, (b) include independent contractor and contractual liability coverage (covering the indemnity contained in Section 8.09 hereof), (c) name Landlord, Landlord's property management firm for the Project and any mortgagees designated by Landlord as an additional insured; (d) contain a cross-liability provision; and (e) contain a provision that the insurance provided Landlord hereunder shall be primary and non-contributing. In addition, Tenant shall, at its sole cost and expense, keep and maintain in full force and effect during the Term a Two Million Dollar ($2,000,000.00) umbrella policy on terms reasonably acceptable to Landlord.

         8.03 Tenant's Property and Other Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, a policy or policies of standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all-risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building, including, without limitation, furniture, fittings, installations, fixtures (other than the Tenant Improvements), and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. This insurance policy shall also insure direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or the Building, together with workers' compensation coverage as required by state law.

         8.04 Additional Insurance. Tenant shall carry such insurance against such other hazards and in such amounts as may be customarily carried by tenants of similar properties as Landlord may reasonably require for its protection from time to time.

         8.05 Form of Insurance/Certificates. All policies required to be carried by Tenant hereunder shall be written in form and content satisfactory to Landlord and shall be issued by insurance companies approved by Landlord which are licensed in the state in which the Building is located and holding a general policy holder's rating of "A" and a financial rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide, and shall provide that the policy is not subject to invalidation as to Landlord's interest by reason of any act or omission of Tenant, its officers, agents, employees, invitees, licensees, servants, subtenants, concessionaires or contractors ("Agents"). The deductibles of any insurance required to be maintained by Tenant shall be in amounts reasonably satisfactory to Landlord. Tenant shall furnish to Landlord, prior to Tenant's entry on the Premises and thereafter within thirty
(30) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to material modification except after thirty
(30) days prior written notice to Landlord and any designated mortgagee. Tenant may carry the insurance required hereunder under a blanket policy, provided such blanket policy allocates to the Premises coverage in amounts satisfactory to Landlord, and further provided that all other requirements for insurance set forth in this Article VIII are met by such blanket policy.

         8.06 Tenant's Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other section of this Lease. If Landlord obtains any insurance which it is the responsibility of Tenant to obtain under this Article VIII, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance, and Tenant shall promptly reimburse said amount to Landlord upon demand, together with interest thereon at the Interest Rate from the date of demand until payment in full.

         8.07 Waiver of Subrogation. Landlord and Tenant each hereby release the other, its officers, directors, employees, contractors and Agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered (or required under this Lease to be covered) by valid and collectible insurance, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord and Tenant each agree that all such insurance policies carried by each of them respectively and covering the Building or the Premises or their contents will include a waiver of the insurer's right of subrogation against the other party and its Agents.

         8.08 Tenant's Property and Fixtures. Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

         8.09 Indemnification of Landlord. In amplification of Article XVII and not in limitation thereof, Tenant shall indemnify, defend and hold harmless Landlord, Landlord's agents, contractors and employees, the Premises, the Building and the Project from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments arising from any injury to any person or persons (including death) or any damage to any property as a result of the use, maintenance, occupation or operation of the Premises, the Building or the Project by Tenant or Tenant's Agents or resulting from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or any of Tenant's Agents, and (ii) all legal fees, expert fees or other professional fees and court charges incurred in connection with any of such matters and the defense of any action arising out of the same or in discharging the Premises, the Building or the Project, or any part thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant or any of Tenant's Agents; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury of any kind to the extent arising as a result of the negligence or willful misconduct of Landlord and/or its agents, contractors or employees or resulting from any breach or default in the performance of any obligation to be performed by Landlord under the terms of this Lease. In no event shall Landlord nor any partner, director, officer, agent or employee of Landlord be liable to Tenant for any personal injury or death or property damage caused by other lessees or persons in or about the Premises, the Building or the Project, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any persons claiming through or under Tenant; nor shall Landlord or any partner, director, officer, employee or agent of Landlord be liable for (i) any damage to property entrusted to employees or security officers of the Building or the Project, (ii) loss or damage to any property by theft, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, the Common Areas or the Project or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause, or (iv) any interference with light or other incorporeal hereditaments.

         8.10 Notification from Tenant. Tenant shall give prompt notice to Landlord in case Tenant is or becomes aware of fire or accidents in the Premises, the Building, the Common Areas or any other portion of the Project or of any defects therein.


                       ARTICLE IX: REPAIRS AND MAINTENANCE

         9.01 Tenant Repairs and Maintenance. Except as otherwise set forth in
Section 9.02 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the entire Premises, including without limitation, all interior walls, doors, ceilings, fixtures, drapes, lights (including emergency lighting fixtures in the Premises), ballasts, subfloors and floor coverings thereof, in good repair and in a clean and safe condition, normal wear and tear excepted. Tenant shall also be responsible for maintenance of certain heating, ventilating and air conditioning equipment and/or units as set forth in Section 7.01(d). Tenant shall also comply with and observe the requirements of all laws and regulations of any applicable public authority and the requirements of all insurance policies relating to the Premises.

         9.02 Landlord Repairs and Maintenance. Subject to reimbursement pursuant to Section 6.02 hereof, Landlord shall, except as otherwise set forth in this Lease, maintain in good condition and repair the Common Areas and the structural and exterior portions of the Building, and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord. In the event any of such maintenance and repairs are (i) needed to any Tenant Improvements installed in the Premises which are above "building standard", or (ii) necessitated by or to the extent attributable to the act, neglect or omission of Tenant, or Tenant's Agents, or (iii) required to any equipment that might be considered a part of the Building plumbing, heating, ventilating, air conditioning, elevator and/or electrical systems, but which was installed by or on behalf or at the request of Tenant (with or without Landlord's consent thereto), then in any of said foregoing events Tenant shall pay to Landlord, as Additional Rent, the cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as set forth in Article XII hereof, there shall be no abatement of Rent due to, and Landlord shall have no liability by reason of any injury to or interference with Tenant's business arising from, the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Except as may otherwise be expressly set forth herein, Tenant affirms that (a) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Premises, the Building, the Common Areas or the Project and (b) Landlord shall not be obligated to undertake any remodeling, improvement, painting or decorating at any time during the Term or any renewal or extension thereof. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

         9.03 Non-Liability of Landlord. Notwithstanding anything to the contrary contained in Section 9.02 above, and except as expressly set forth elsewhere in this Lease, Landlord shall not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or suspended by reason of, (a) the interruption or curtailment of the use of the Premises as a result of the performance of Landlord's obligations under this Article or the installation of any equipment in connection with the

Premises or the Building or (b) any other condition described in Section 7.01(c) which may occur during the performance of Landlord's obligations hereunder. Landlord shall use reasonable efforts to perform its required obligations under this Lease so as to minimize any interference with the use of the Building by the tenants thereof (including Tenant).

         9.04 Inspection of Premises. Landlord may enter the Premises to complete construction undertaken by Landlord on the Premises or the Building, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, to show the Premises to prospective purchasers and lenders, and for all other purposes as Landlord shall reasonably deem necessary or appropriate, after reasonable prior notice, except in the case of an emergency. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon or about the Premises, resulting from any such entry, except as otherwise provided in this Lease. Landlord may enter the Premises during the last nine (9) months of the Term to show the Premises to prospective tenants.


             ARTICLE X: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

         10.01 Fixtures and Personal Property. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of or systems and/or equipment serving the Building. Notwithstanding the foregoing, Tenant shall not install any vending machines or ice machines in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned so long as such installation is solely for on-site use by Tenant's personnel at the Premises. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of this Lease. Landlord reserves the right to approve or disapprove installation of curtains, draperies, shades or other interior improvements visible from outside the Premises on wholly aesthetic grounds; same must be approved in writing by Landlord prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of said trade fixtures, equipment, furniture or aesthetic improvements and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as determined by Landlord. If Tenant fails to remove the foregoing items prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without any liability whatsoever to Tenant for loss thereof or damage thereto, may keep and use same or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items.

         10.02 Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises ("Alterations"), either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. No Alterations shall be permitted to the outside dimensions of the Premises or the Building, existing bearing walls and columns, exterior walls, roof, structural ceiling or foundations, nor shall Tenant install any electrical equipment that would overload the lines in the Premises or interfere with the electrical usage of other tenants, unless approved in writing by Landlord. Tenant shall deliver to Landlord full and complete plans and specifications of all requested Alterations (which plans shall conform to specifications attached hereto and made a part hereof as
Schedule III), and any subsequent modifications or additions to such plans and specifications, prior to undertaking same, and as-built plans when completed, and no proposed work shall be commenced or continued by Tenant until Landlord has given its written approval thereof. By approving any request for Alterations submitted by Tenant, Landlord does not (i) expressly or implicitly covenant or warrant that any plans or specifications are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like, or (ii) consent to the imposition of any lien on the Premises or the Building for any work performed or materials delivered in connection with any such Alterations. Tenant shall be solely responsible for compliance with applicable laws, ordinances, building codes, and/or the like, and for obtaining all necessary permits and governmental approvals and for construction of said improvements in compliance with same. Further, Tenant shall indemnify, defend and hold harmless Landlord and the Premises from any loss, cost or expense, including legal fees, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from such Alterations. Tenant shall pay to Landlord's designated Building management firm a fee of three percent (3%) of the cost of any Alterations as compensation for coordination and oversight of such Alterations by such Building management firm.

         All Alterations shall become the property of Landlord, unless Landlord directs at the time of its approval of Alterations that such Alterations be removed by Tenant at the expiration or earlier termination of this Lease. In such case, Tenant, at Tenant's sole expense, shall remove the Alterations and repair all damage resulting from such removal and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as reasonably determined by Landlord, or, at Landlord's option, shall pay to Landlord all costs arising from such removal and restoration.

         All Alterations, and all removal of same, shall be done in a good and workmanlike manner in compliance with all applicable laws, ordinances, building codes, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. If required by Landlord, Tenant shall secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for said work. Landlord shall be entitled to approve the contractors/subcontractors to be used to construct Alterations. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's agents, contractors and employees from and against any liability or damages, and will take all measures necessary to eliminate any negative impact on the operation of the Building, resulting from any non-union contractor or subcontractor being used for the Alterations. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy naming Landlord and any mortgagee designated by Landlord as additional insureds, covering bodily injury in such amounts as may be customary and appropriate for the improvements undertaken, as reasonably determined by Landlord. Tenant shall provide proof of such insurance prior to commencement of any work on the Premises.

         10.03 Liens. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at request of Landlord on behalf of Tenant, and shall keep the Premises, the Building and the Project free and clear of all mechanic's and materialman's liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record (by bond or otherwise) within ten (10) days. If said lien is not timely discharged Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord on demand any such amounts expended by Landlord, together with interest thereon at the Interest Rate from the date of demand until paid in full.


                    ARTICLE XI: USE AND COMPLIANCE WITH LAWS

         11.01 Signs. Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Premises, the Building or the Project or visible from the outside of the Premises, the Building or the Project or in any lobby corridor, hallway, entrance or other public part of the Building or the Project; however, Landlord shall prescribe a uniform pattern for tenant identification signs to be placed on the wall adjacent to the outside of the main door leading into the Premises. If a sign is required by Tenant (including a sign for a subtenant of the Sublet Space (as hereinafter defined), then at Tenant's expense (including, without limitation, all expenses incurred by Landlord to obtain any necessary permit or approval but Landlord shall have no obligation to obtain a variance for any such sign), Landlord shall cause such sign to be placed in position. Tenant (and a subtenant of the Sublet Space) shall be entitled to representation in any interior building directory or similar listing of all of the tenants in the Building. Tenant shall be entitled to have its name identified (at Tenant's sole cost and expense, including, without limitation, all expenses incurred by Landlord to obtain any necessary permit or approval but Landlord shall have no obligation to obtain a variance for any such identification) on any exterior monument sign located at the Project that is made available by Landlord generally to tenants of the Building, in common with any other tenants to whom Landlord grants such right; Landlord shall have the right to approve the size and design of such identification. Landlord shall have the right at any time and from time to time to remove any sign in order to paint or make repairs, alterations or improvements to the Premises, the Building or the Common Areas, and to charge Tenant for the cost incurred by Landlord to remove Tenant's sign at the termination or earlier expiration of this Lease.

         11.02 Use. Tenant shall only use the Premises for general office purposes and for no other use without the prior written consent of Landlord. Tenant, in Tenant's use and occupancy of the Premises, shall not subject or permit the Premises, the Building and/or the Project to be used in any manner which would tend to damage any portion thereof, or which would increase the cost of any insurance paid by Landlord with respect thereto. Tenant shall not do or permit anything to be done in or about the Premises, the Building, the Common Areas and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Common Areas and/or Project, or use or allow the Premises or any portion of the Project to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises, the Building, the Common Areas and/or the Project. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Areas and/or the Project.

Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering, fees and costs required to determine structural load.

         11.03 Compliance with Laws and Insurance Requirements. Tenant shall, at Tenant's sole costs and expense, (a) comply with all "Legal Requirements" and "Insurance Requirements," (as such terms are hereinafter defined) applicable to the Premises and the use thereof, (b) maintain and comply with all permits, licenses and other authorizations required by any government authority or agency or quasi-government authority or agency for Tenant's use of the Premises and for the proper operation, maintenance and repair of the Premises, and (c) promptly and accurately respond in writing to all reasonable inquiries (including without limitation requests for documents) of Landlord pertaining to Legal Requirements, Insurance Requirements or related matters. For purposes herein, "Insurance Requirements" means all terms of any insurance policy maintained by Landlord or Tenant with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exerting similar functions) applicable to or affecting all or any part of the Premises. "Legal Requirements" means all statutes, codes, ordinances, orders, regulations or directives of any government authority or agency or quasi-government authority or agency, which now or at any time hereafter may be applicable to Tenant or to the Premises, or any part thereof, or any means of access thereto, including, without limitation any laws pertaining to the regulation of the environment and Hazardous Materials (as hereafter defined).

         11.04    Landlord's Inspection and Testing.

                  (a) Tenant's Noncompliance. Landlord and any employee, representative, agent or contractor of Landlord may enter the Premises at any time and from time to time during normal business hours for purposes of inspecting same, and conducting tests thereupon, as Landlord deems reasonably necessary to determine whether Tenant is in compliance with all applicable Legal Requirements and Insurance Requirements (as such terms are defined above), but Landlord shall not be obligated to do so. In the event Landlord has determined that Tenant is in noncompliance, Landlord shall notify Tenant of such fact, setting forth in such notice the basis for Landlord's determination, and Tenant shall promptly remedy the noncompliance. If Tenant fails to promptly remedy the noncompliance, Landlord shall have the right, but not the obligation, to take such actions as it deems advisable to remedy the noncompliance and all costs and expenses incurred thereby, including without limitation legal fees and consultant fees, shall be deemed to be Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

                  (b) Notice to Tenant; Costs. Unless an emergency exists, as determined by Landlord in its reasonable discretion, Landlord agrees to notify Tenant at least one (1) business day prior to the date Landlord desires to conduct such investigation and testing at the Premises, and agrees to conduct same in a commercially reasonable manner so as to minimize the disruption to Tenant's operations. The costs of such investigation and tests shall be included as an Operating Expense; provided, however, that if it is determined that Tenant is not in compliance with this Lease, said costs and expenses shall be deemed Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

         11.05 Hazardous Materials. In amplification of Tenant's obligations under Section 11.03 above and not in limitation thereof, Tenant further agrees to conduct its business operations at the Premises in compliance with all applicable environmental laws, orders, regulations and ordinances now existing or hereafter enacted, and to perform any act or obligation, at Tenant's sole cost and expense, arising from or in connection with such compliance, to the extent such compliance is required due to the nature of Tenant's business or due to Tenant's specific use and/or occupancy of, or any act or omission of Tenant in or about, the Premises. Tenant shall not cause or permit any Hazardous Materials (as defined hereinbelow) to be generated, disposed of, or brought upon, kept or used in or about the Premises, the Building and/or the Project by Tenant, its agents, employees, contractors, licensees or invitees, except such incidental quantities of Hazardous Materials as are commonly used in offices (such as copier fluid, typewriter correction fluids and ordinary cleaning solvents), provided that such incidental quantities are at all times used, kept and stored in a manner that complies with all Legal Requirements now or hereafter pertaining to any such Hazardous Materials. As used herein, "Hazardous Materials" means any toxic or hazardous waste, pollutant or substance, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as hazardous substances or toxic substances or similarly defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seq.; the Resource Conservation Recovery Act, 42 U.S.C. ss.6901, et seq.; the Clean Water Act, 33 U.S.C. ss.1251, et seq.; and the Clean Air Act, 42 U.S.C. ss.7401, et seq.; together with all regulations to the foregoing, and any hazardous or toxic substance or pollutant now or hereafter regulated under any federal, state or local environmental law, regulation or ordinance, including those yet to be enacted, as all of such laws and regulations may be amended from time to time.

         11.06 Environmental Liens. Tenant shall promptly notify Landlord of any liens of which Tenant becomes aware, threatened or attached against the Premises, the Building or the Project pursuant to any environmental law, rule, regulation or ordinance. Tenant further agrees, at its sole cost and expense, to promptly discharge and remove any such lien arising from the violation by Tenant of any environmental law, rule, regulation or ordinance, within thirty (30) days from the date Tenant first receives notice of such lien or in such shorter period of time in the event that the holder of such lien has commenced steps to cause the Premises, the Building or the Project to be sold pursuant to such lien, in which event Tenant shall also immediately pay the claim and remove the lien from the Premises, the Building and/or the Project. If Tenant fails to do so within said period, Landlord shall be entitled to exercise all of its available rights and remedies.

         11.07 Indemnification. If Tenant breaches the covenants and obligations set forth in this Article XI, or, if the presence of Hazardous Materials on, in or about the Premises, the Building or the Project caused by Tenant, its agents, employees, contractors, licensees or invitees results in contamination of all or any portion of the Project or any other property, whether or not adjacent thereto, or if contamination by Hazardous Materials otherwise occurs for which Tenant is legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold free and harmless Landlord from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification by Tenant of Landlord shall include, without limitation, any and all costs incurred with respect to any investigation of site conditions and any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Building, the Project, or the soil or groundwater on or under the Project.

         11.08 Landlord's Right to Cure. In the event Tenant fails to comply with any provision of this Article XI, Landlord may, at its option but without obligation, and upon at least two (2) Business Days prior without notice to Tenant (except in the case of an emergency), perform any and all of Tenant's required obligations and otherwise cure such default as it deems appropriate in its sole and absolute discretion. All reasonable costs and fees incurred by Landlord in the exercise of such right, including without limitation consultant fees and legal fees, shall be deemed Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

         11.09 Survival. The provisions of Sections 11.05, 11.06, 11.07, and 11.08, and this Section 11.09 (the "Surviving Sections") shall survive the termination or earlier expiration of this Lease. Without limiting the foregoing, the indemnities, environmental representations and covenants, and the obligations imposed by the Surviving Sections on Tenant shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations required hereby, Tenant shall continue to pay Rent, even though this Lease has terminated, until Tenant has completed the performance of all of its obligations under the Surviving Sections, at the holdover rate described in Section 18.05 below. The parties hereto expressly acknowledge and agree that Landlord would not enter into this Lease but for the provisions of the Surviving Sections and the survival thereof.


                       ARTICLE XII: DAMAGE AND DESTRUCTION

         12.01 Reconstruction. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction as reasonably determined by Landlord. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Building and the Premises which were initially provided at Landlord's expense, and the repair and/or restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant.

         12.02 Rent Abatement. If the Premises and/or the Building shall be damaged or destroyed by fire or other casualty so as to render the Premises completely or partially untenantable, then the Rent shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to the date that the repair or restoration shall be substantially completed; provided, however, that (i) if in Landlord's reasonable judgment the repair or restoration would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting the same, then the repair or restoration shall be deemed to have been substantially completed on such earlier date and, accordingly, any abatement shall cease, and (ii) if Tenant or any of its subtenants shall reoccupy a portion of the Premises prior to the substantial completion of the repair or restoration, then the Rent allocable to such reoccupied portion (on a pro-rata rentable square foot basis), shall be payable by Tenant from the date of such occupancy. In no case shall Tenant be entitled to any compensation or damages for loss in the use in the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. For purposes herein, the term "substantially completed," or any variation thereof, shall have the same meaning as set forth in Section 3.02 hereof.

         12.03 Excessive Damage or Destruction. If the Building is or the Premises are damaged or destroyed to the extent that Landlord determines that such damage or destruction cannot, with reasonable diligence, be fully repaired or restored by Landlord by the earlier of (i) one hundred eighty (180) days after the date of the damage or destruction or (ii) the expiration of the Term hereof (either, as applicable, the "Repair Date"), Landlord may terminate this Lease as of the date such damage or destruction occurred, whereupon Landlord and Tenant (except as otherwise expressly provided in this Lease) be released from any further obligations under this Lease. Notwithstanding the fact that the Premises have been damaged or destroyed, Landlord shall determine whether the Building can be fully repaired or restored by the Repair Date, and Landlord's determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within forty-five (45) days after the date of the damage or destruction. If Landlord determines that the Building can be fully repaired or restored by the Repair Date, or if it is determined that such repair or restoration cannot be made by the Repair Date but Landlord does not elect to terminate, then this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. If Landlord is delayed from repairing and/or restoring the damage to the Premises within two hundred seventy (270) days after the occurrence of such damage or destruction (subject to extension for Force Majeure, as described in Section 18.23 below), Landlord or Tenant may at any time thereafter (but prior to the substantial completion of said repair and/or restoration by Landlord) terminate this Lease by ten (10) days prior written notice to the other, whereupon Landlord and Tenant shall (except as otherwise expressly provided in this Lease) be released from any further obligations under this Lease.

         12.04 Uninsured Casualty. Notwithstanding anything contained in this Lease to the contrary, in the event of damage to or destruction of all or any portion of the Premises or the Building for which Landlord is responsible, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article VIII hereinabove, Landlord may terminate this Lease by written notice to Tenant given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease (and does not terminate this Lease pursuant to any other Section of this Article XII), the Lease shall remain in full force and effect and the Premises and/or the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in this Article XII.

         12.05 Waiver. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article XII, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly provided herein.

         12.06 Mortgagee's Right. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made upon Landlord. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid and for obligations which survive termination of this Lease.

         12.07 Damage Near End of Term. Notwithstanding anything to the contrary contained in this Article XII, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article XII occurs during the last two (2) years of the Term of this Lease or any extension thereof, and in such event Landlord shall have the option to terminate this Lease in the manner set forth in Section
12.03 above.

                          ARTICLE XIII: EMINENT DOMAIN

         13.01 Eminent Domain. In case the whole of the Premises, or such part thereof as, in the reasonable determination of Landlord, shall substantially interfere with Tenant's use and occupation thereof, or such portion of the Building or Project as, in the reasonable determination of Landlord, shall substantially interfere with Landlord's ability to perform its obligations under this Lease, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or be sold in lieu of or to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the case of a taking of a portion of the Premises, in the event the amount of property or the type of estate taken shall not, in the reasonable determination of Landlord, substantially interfere with the conduct of Tenant's business, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking (less the portion thereof lost in such condemnation), and the Base Rent and Tenant's Share shall be proportionately reduced by the portion of the Premises which Tenant shall have been deprived of on account of said taking, effective as of the date possession is required to be surrendered to the condemning authority. In the event, however, that such taking is for temporary use only for a period of less than ninety (90) days, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking. Rent shall abate during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

         13.02 Disposition of Awards. All awards to be paid in connection with any exercise of eminent domain shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of any award which may be granted to Tenant. Notwithstanding the foregoing, Tenant may apply separately to the condemning authority for any compensation which may be separately awarded to Tenant by law, such as moving expenses, provided that such compensation does not form any part of or diminish Landlord's award.

         13.03 Mortgagee's Right. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Project requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made upon Landlord. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid and for obligations which survive termination of this Lease.

                              ARTICLE XIV: DEFAULT

         14.01 Events of Default. In addition to Events of Defaults specified in other sections of this Lease, the occurrence of any of the following events shall constitute an "Event of Default" on the part of the Tenant with or without notice from Landlord: (a) Tenant shall fail to pay Rent on its due date or fail to make any other payment when required pursuant to this Lease (and, unless Landlord shall have given the hereinafter described notice on one (1) occasion during the immediately preceding twelve (12) month period, such failure shall continue for five (5) days after Tenant's receipt of written notice of such failure); (b) INTENTIONALLY DELETED; (c) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State, or if a petition under any of such laws shall be filed involuntarily against Tenant and such petition is not dismissed within thirty (30) days after Tenant receives notice of same; (d) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; (e) Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (f) except as otherwise provided in subsections (a) through (e) above or otherwise expressly provided in other Sections of this Lease, Tenant shall fail to comply with any term, provision or covenant of this Lease and such failure is not cured within thirty (30) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to an unlawful detainer or similar action or claim), or if said default shall require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after the receipt of written notice thereof and to prosecute the curing of the same to completion with due diligence.

         14.02    Remedies.

                  (a) Acceleration and Damages. Upon the occurrence of any Event of Default set forth in this Lease, and in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid Rent which had accrued at the time of such termination, plus (ii) unpaid Rent for the unexpired balance of the Term and any exercised renewal option, plus (iii) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, less (iv) the net proceeds of any reletting after deducting all reasonable costs incurred by Landlord in connection with such reletting including without limitation costs of cleaning, altering or refitting the Premises, advertising, broker fees, and legal fees for preparation and negotiation of replacement leases ("Relet Charges"). Rent which accrued through the date of termination shall include interest thereon at the Interest Rate, and Rent which would have accrued for all periods after the date of termination shall be discounted to its present value using the discount rate of the Federal Reserve Bank of New York at the time of termination plus one percent (1%). The total Rent thereby due shall accrue interest at the Interest Rate until paid in full.

                  (b) Summary Dispossess. Landlord may regain possession of the Premises (but Landlord shall have no obligation to do so) through summary dispossess proceedings or through any other lawful means.

                  (c) Removal of Contents by Landlord. Upon the occurrence of any Event of Default, Landlord also shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives), and Landlord shall have no liability whatsoever to Tenant therefor, including without limitation liability for trespass or conversion. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 14.02(c) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction, and Tenant's liability under this Lease shall continue until the date the Term and any exercised renewal option would have expired had such termination not occurred.

                  (d) Option to Relet. In the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof on such terms and conditions as Landlord as its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event Landlord re-lets the Premises, Tenant shall remain responsible for the difference in Rent received by Landlord on account of such reletting and the Rent which would have been paid by Tenant hereunder during the Term of this Lease and any exercised renewal option plus all Relet Charges incurred by Landlord. Landlord shall be entitled to all surplus earned on such reletting without accounting to Tenant therefor.

         In the event that Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any Relet Charges; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid hereunder, and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord and such amount shall accrue interest at the Interest Rate from the date of demand until paid in full. Landlord shall have the right to bring suit for collection of Rent on a monthly basis without prejudice to Landlord's right to enforce collection of Rent for any subsequent month.

         Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation or duty to relet or attempt to relet the Premises if other unoccupied space exists at the Building.

                  (e) Waiver of Redemption. Tenant hereby waives, to the extent legally permissible, for itself and all persons claiming by, through or under it, any right of redemption or for restoration of this Lease under any present or future law in the event Tenant shall be dispossessed for any cause or in case Landlord shall obtain possession of the Premises as herein provided.

                  (f) Lien on Tenant's Property. To the extent permitted by law, Tenant hereby grants to Landlord a lien and security interest to secure payment of all Rent and all other amounts due to Landlord hereunder from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of this Lease. Such security interest shall encumber all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom (together, the "Collateral"), and such property shall not be removed without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord shall have been paid in full and all of Tenant's obligations under this Lease shall have been fully performed by Tenant. Upon the occurrence of an Event of Default, then, in addition to all other rights and remedies available to Landlord, Landlord may peaceably enter upon the Premises and take possession of the Collateral, without liability for trespass or conversion or damage to or loss of the Collateral, and sell same at public or private sale, with or without having such property at sale, after giving Tenant reasonable notice of the time and place of any public or private sale. At any such sale, Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving notice, Landlord shall give notice of any such sale to Tenant in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Collateral (including legal fees), first shall be paid from the proceeds realized on such sale and the balance applied to amounts due to Landlord hereunder. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall remain responsible for any deficiencies.

         Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement, and continuation statements as needed, in form sufficient to perfect the security interest of Landlord in the Collateral under the provisions of the Uniform Commercial Code in force in the State where the Premises are located. Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact with full power and authority to execute and deliver any such financing statement or continuation statement on behalf of Tenant.

         Upon request by Tenant, Landlord shall provide a Landlord's Waiver, using Landlord's commercially reasonable form therefor, to any commercial lender or equipment lessor of Tenant.

                  (g) Cumulative Remedies. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this Lease. Landlord shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any covenant or provision of this Lease or to a decree compelling performance of any covenant or provision of this Lease.

                  (h) No Waiver. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default or if such default persists or is repeated unless such waiver is in writing and signed by Landlord, and no written waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant. Tenant shall be responsible for all legal fees incurred by Landlord in enforcing its rights hereunder.

                  (i) Confession of Judgment. INTENTIONALLY DELETED.


                      ARTICLE XV: ASSIGNMENT AND SUBLETTING

         15.01 Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign or permit occupancy of all or any part of the Premises by any party other than Tenant, without the prior written consent of Landlord in each instance. Tenant shall, at the time Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant; and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease; (b) refuse such consent, provided that, unless Landlord elects to terminate this Lease as hereinafter provided, Landlord shall not unreasonably withhold such consent so long as conditions (i) through (vi) below are satisfied; or (c) elect to terminate this Lease or, in the case of a partial sublease (except in the case of the first (1st) sublease of all or any part of the Sublet Space (as hereinafter defined)), terminate this Lease as to the portion of the Premises proposed to be sublet. As a condition for Landlord's consent to any assignment, encumbrance or release, Landlord may require that the assignee or subtenant remit directly to Landlord on a monthly basis all monies due to Tenant by said assignee or subtenant. In addition, a condition to Landlord's consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, subtenant or other transferee, in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee, subtenant or transferee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder, including, without limitation, the environmental warranties and covenants set forth in Article XI. In the event that Landlord shall elect to exercise its right to terminate this Lease upon a proposed assignment, subletting or other encumbrance of this Lease by Tenant, Tenant shall have the right, within ten
(10) days following receipt of written notice of Landlord's election to terminate, to elect to withdraw its request for Landlord's consent to such proposed assignment, subletting or other encumbrance, in which event Landlord's termination notice shall be null and void and this Lease shall remain in full force and effect. If Landlord does not elect to so terminate this Lease with respect to a proposed assignment or subletting, then Landlord shall not unreasonably withhold its consent to a proposed assignment or subletting provided that, in addition to all other requirements of this Article XV being satisfied:

                  (i) The proposed subtenant or assignee is not already a tenant in the Building, or if the proposed subtenant or assignee is already a tenant in the Building, Landlord does not have space reasonably comparable in size to that covered by the proposed sublease or assignment available for lease, or scheduled to become available within three (3) months thereafter, in the Building;

                  (ii) The stated or advertised rent that Tenant proposes to charge the proposed subtenant or assignee is not less than Tenant's Base Rent (but Tenant shall be permitted to effectively reduce such rent by the use of concessions);

                  (iii) The subtenant or assignee is not a party with whom Landlord has had discussions within nine (9) months prior to the date of the proposed sublease or assignment concerning the possibility of such party leasing space in the Building;

                  (iv) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (v) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building; and

                  (vi) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall be borne by Tenant.

         No assignment or subletting by Tenant (even if such assignment or subletting is consented to by Landlord) shall relieve Tenant of any obligation under this Lease. Any purported assignment or subletting contrary to the provisions hereof without Landlord's consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Tenant shall reimburse Landlord for reasonable legal and other expenses and administrative costs incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting upon demand with interest thereon at the Interest Rate from the date of demand until paid in full. Landlord acknowledges that Tenant intends to attempt to sublease, promptly after the Commencement Date, the portion of the Premises shown on Exhibit H (the "Sublet Space"); any such sublease shall be subject to the terms and conditions of this
Article XV.

         15.02 Excess Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

         15.03 Scope. The prohibition against assigning or subletting contained in this Article XV shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord shall have the right to immediately terminate this Lease or Landlord may elect to collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and retain any excess Rent so collected in accordance with the terms of Section 15.02, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting, regardless of whether consented to by Landlord, shall affect in any way the continuing primary liability of Tenant (which, following any assignment or subletting, shall be joint and several with the assignee or subtenant), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

         15.04 Effect of Assignment. Unless otherwise agreed to in writing by Landlord, any renewal option or expansion option or similar right granted to Tenant in this Lease shall be personal to the original Tenant named in Section 1.01(c) hereof and void upon any assignment or subletting or, with respect to a partial subletting, void if such sublease is in effect as of the date of exercise of such option or right or as of the date the term with respect to such option or right commences.

         15.05 Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or subtenant or failure of Landlord to take action against any assignee or subtenant, Tenant hereby waives notice of any default of any assignee or subtenant and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or subtenant, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or subtenant.

         15.06 Change in Control. If Tenant is a non-reporting or closely held company, a change in the control of such company shall be deemed for the purposes hereof to be an assignment of this Lease. If Tenant is a partnership, a withdrawal or change, in one or more transfers, of partners owning more than a fifty percent (50%) interest in the partnership, shall constitute an assignment. Any such assignments shall be subject to the provisions of this Article XV. Notwithstanding the foregoing, Tenant shall not be required to obtain the consent of Landlord as described in Section 15.01 hereof (but all other provisions of Section 15.01 not specifically relating to the obtaining of Landlord's consent shall apply) to an assignment or subletting to a "Related Party." A "Related Party" shall be a legal entity which controls Tenant, which Tenant controls, or which is controlled by the same entity which controls Tenant. "Control" shall mean the ownership of at least a fifty-one percent (51%) equity interest. Tenant shall, however, notify Landlord in writing of an assignment or subletting to a "Related Party" at least thirty (30) days prior to the effective date of such assignment or subletting.


           ARTICLE XVI: OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

         16.01 Offset Statement. Within ten (10) days after request therefor by Landlord, or if, in connection with any sale, assignment or hypothecation by Landlord of Landlord's interest in the Premises, the Building and/or the Project, or any part thereof, an offset statement or estoppel certificate shall be required from Tenant, Tenant shall complete, execute and deliver a certificate in the form attached hereto as Exhibit F or in such other form as requested by Landlord to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) (i) that this Lease is in full force and effect without modification; (ii) the date of Tenant's most recent payment of Rent,
(iii) the amount of the Security Deposit; (iv) that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant; and (v) any other information contained in such Exhibit F or reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant's failure to deliver said statement within said period shall, at Landlord's option, be an Event of Default hereunder and shall in any event be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord;
(ii) there are no uncured defaults in Landlord's performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; (iii) no more than one month's Base Rent has been paid in advance; and (iv) the Security Deposit is as stated in the Lease.

         16.02 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust encumbering the Premises, the Building or the Project, or any part thereof, made by Landlord, its successors or assigns, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure or to the lessor of such terminated ground lease and recognize such purchaser or ground lease lessor as landlord under this Lease.

         16.03 Subordination. The rights of Tenant hereunder are and shall be, at the election of Landlord or any mortgagee or the beneficiary of a deed of trust encumbering the Premises, the Building or the Project, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, the Building or the Project, and to all advances made or hereafter to be made upon the security thereof. At the election of Landlord or any such mortgagee or beneficiary, this clause shall be self-operative and no further instrument shall be required. Notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, if requested by Tenant, Landlord shall make a reasonable attempt to obtain from any mortgagee or beneficiary of a deed of trust a nondisturbance agreement in favor of the Tenant for so long as the Tenant is not in default under this Lease, and provided Tenant agrees in said nondisturbance agreement to attorn to the said mortgagee or beneficiary in the event it comes into possession of the Premises. Landlord need not incur any expense or undertake any additional liability in attempting to obtain such a nondisturbance agreement. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article XVI.

         16.04 Mortgagee's Rights. If Landlord shall notify Tenant that the Premises, the Building or the Project are encumbered by a mortgage or deed of trust, and in such notice set forth the name and address of the mortgagee or beneficiary/trustee under such deed of trust, then, notwithstanding anything in this Lease to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such designee in the manner provided in Section 18.01 hereof. If any mortgagee or trustee/beneficiary shall perform any obligation that Landlord is required to perform hereunder, such performance, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord. Tenant further agrees that it shall not exercise any right against Landlord without affording such mortgagee or trustee/beneficiary a reasonable opportunity to cure any default of Landlord but that such mortgagee or trustee/beneficiary is not obligated to undertake any action on Landlord's behalf.

         16.05 Recording. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease. Notwithstanding the provisions of Section 16.03, in the event that Landlord or its lender requires this Lease to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Premises, the Building, or the Project, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, Building, or the Project, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, Tenant covenants and agrees with Landlord that Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto; and Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact with full power and authority to execute and deliver such instruments for and in the name of Tenant.

         16.06 Release of Landlord. Whenever Landlord conveys its interest in the Premises, the Building or the Project to a purchaser thereof or successor in title, the party so conveying its interest shall be automatically released from covenants thereafter to be performed on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease and accruing from and after the effective date of said conveyance, it being the intent of the parties hereto that the term "Landlord" as used in this Lease shall mean only the then-current owner of the Premises. This Section 16.06 shall be applicable to each owner from time to time, and shall not be limited to the first owner of the Premises, the Building or the Project. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section. Failure to comply with such request shall, at Landlord's option, constitute an Event of Default hereunder.


                   ARTICLE XVII: INDEMNIFICATION AND LIABILITY

         17.01    Indemnification.

                  (a) Indemnified Claims. In addition to Tenant's promises of indemnification provided elsewhere in this Lease, Tenant hereby indemnifies and agrees to defend and hold harmless Landlord, its officers, employees and agents, and any mortgagee or beneficiary/trustee under a deed of trust, from and against any and all claims, suits, proceedings, actions, causes of action, responsibility, liabilities, payments, demands and expenses (including legal fees, expert fees, and other professional fees) in connection with or arising from: (i) Tenant's possession, use, occupation, management, repair, maintenance or control of the Premises, the Building or the Project, or any portion thereof;
(ii) any act, omission, negligence or willful misconduct of Tenant and/or Tenant's Agents; (iii) any default, breach, violation or nonperformance of this Lease or any provision therein by Tenant; and (iv) injury or damages to person(s) or property or loss of life sustained in or about the Premises. Tenant shall defend any actions, suits and proceedings which may be brought against Landlord, its officers, employees or agents, or any mortgagee or beneficiary/trustee under a deed of trust, with respect to the foregoing or in which they may be impleaded, using legal counsel acceptable to Landlord, and shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against same. However, this indemnification shall not apply to any liability to the extent caused by or resulting from the act, omission, negligence or willful misconduct of Landlord, its officers, agents or employees or any default, breach, violation or nonperformance of this Lease or any provision therein by Landlord.

                  (b) Notice of Claims. Landlord shall promptly notify Tenant of any claims for which Landlord seeks indemnification pursuant to this Section 17.01.

                  (c) Parties Covered. Any indemnification of Landlord under this Lease shall be deemed to extend to the entity named as Landlord in Section 1.01(a) hereof, and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association, or other form of joint ownership, to the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership, and to all officers, directors, employees and agents, and to all who succeed to Landlord's interest.

         17.02    Waiver and Release.

                  (a) Claims Against Landlord. Tenant hereby waives and releases all claims against Landlord with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

                  (b) Landlord's Consent or Approval. Tenant will not be entitled to make any claim, nor will Tenant make any claim, and Tenant waives any claim, for money damages (nor will Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval with respect to any provision of this Lease providing for such consent or approval. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. However, unless otherwise expressly provided in this Lease, Landlord's consent may be given or withheld in Landlord's sole discretion.

         17.03    Liability of Landlord.

                  (a) Liability to Tenant. Neither Landlord nor any officer, agent or employee of Landlord nor any mortgagee or beneficiary/trustee under a deed of trust shall be liable to Tenant for (i) any injury or damage to Tenant or to any other person, or (ii) any damage to, or loss (by theft or otherwise) of, any property of Tenant or any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the sole negligence or willful misconduct of Landlord, its officers, agents or employees without contributory negligence on the part of Tenant.

                  (b) No Personal Liability. Landlord (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of Landlord in the Project or to any insurance which Landlord carries or which Landlord is obligated to provide under the terms of this Lease for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations hereunder. Such limitation of liability shall be absolute and without any exception whatsoever.

                  (c) Tenant's Property. All property (whether real, personal or mixed) at any time located in or upon the Premises shall be at the risk of Tenant only, and Landlord shall not become liable for any damage to said property or to Tenant, or to any other person or property therefor, or which may be caused by water leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in the Premises or any of the fixtures, equipment or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner whatsoever, or occasioned by theft, Act of God, riot, strike or other labor difficulty.

                  (d) Delays. Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease.


                          ARTICLE XVIII: MISCELLANEOUS

         18.01 Notices. All notices required to be given hereunder shall be in writing and delivered to the other party by (i) certified or registered mail, return receipt requested and postage prepaid, (ii) personal delivery against signed receipt therefor by such carrier, or (iii) by overnight delivery by recognized carrier, postage prepaid, against signed receipt therefor by such carrier, to the appropriate address indicated in Section 1.01 hereof or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other in accordance with this Section. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) days after the date of mailing thereof and one (1) day after posting with a recognized overnight carrier.

         18.02 Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the prior written consent of Landlord and other than in compliance with Article XV hereof.

         18.03 Guarantor of Tenant. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to any guarantor of Tenant, and to Tenant's subtenants, concessionaires and licensees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restriction or requirement.

         18.04 Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

         18.05 Surrender of Premises and Holding Over. Upon expiration or other termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord in substantially the same condition existing as on the Commencement Date, reasonable wear and tear, damage by fire or other insured casualty excepted (provided that all insurance proceeds are assigned to Landlord), shall surrender to Landlord all keys for the Premises and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord's prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to one and one half (1.5) times the Base Rent owed during the final, full calendar month of the Term of this Lease and otherwise upon the terms and conditions in this Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord's prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to one and one half (1.5) times the Base Rent owed during the final month of the Term of this Lease and otherwise upon the terms and conditions of this Lease, so far as applicable. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease or be deemed Landlord's consent to any holding over. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against all loss and liability, including without limitation, any damages suffered by Landlord due to Landlord's inability to make the Premises available for occupancy by another party or any claim made by any succeeding tenant, resulting from such failure to surrender by Tenant and any legal fees and costs incurred by Landlord with respect to any such claim.

         18.06 Landlord's Right to Perform. Upon Tenant's failure to perform any obligation of Tenant hereunder, including without limitation payment of Tenant's insurance premiums, or charges to contractors who have supplied materials or labor to the Premises, Landlord shall have the right, upon at least two (2) Business Days prior notice to Tenant (except in the case of any emergency), to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties but shall have no obligation to do so. Tenant shall reimburse Landlord the cost of Landlord's performing any such obligation on Tenant's behalf, including reimbursement of any reasonable amounts that may by expended by Landlord for legal fees and consulting fees, together with interest at the Interest Rate from the date reimbursement is demanded until payment is received in full.

         18.07 Subdivision and Easements. Landlord reserves the right to (i) subdivide the Project or the land on which it is located, (ii) alter the boundaries of the Project or the land on which it is located, and (iii) grant easements on the Project or the land on which it is located, and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises or materially reduce the type or quality of services provided by Landlord under this Lease. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's consent thereto.

         18.08 Landlord's Reserved Rights in Common Areas. Landlord reserves the right from time to time, provided that Tenant's use and enjoyment of the Premises or the type or quality of services provided by Landlord under this Lease is not substantially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are so located or located elsewhere outside the Premises; (b) make changes to the Common Areas and/or the parking facilities located thereon, including, without limitation, change in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of Landlord's obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours; and (d) alter, relocate or expand and/or to add additional structure and improvements to, or remove same from, all or any portion of the Common Areas.

         18.09 Rules and Regulations. At all times during the Term, Tenant shall comply with Rules and Regulations for the Building and the Project, as set forth in Exhibit G attached hereto, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt and enforce in a non-discriminatory fashion.

         18.10 Parking. Tenant shall be entitled to the number of unreserved vehicle parking spaces as set forth in Section 1.01(w) hereof; provided that a portion of such spaces may be designated by Landlord as visitor parking for the tenants of the Building and/or the Project. Except as otherwise designated by Landlord, parking spaces shall be available for the common use of the tenants, subtenants and invitees of the Project on a non-exclusive basis, subject to any reasonable restrictions from time to time imposed by Landlord. Tenant shall not use or permit its officers, employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its officers, employees and invitees to comply with any parking Rules and Regulations as Landlord may from time to time reasonably adopt.

         18.11 No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building or Project.

         18.12 Relocation. At any time and from time to time after Tenant's execution of this Lease, Landlord shall have the right, upon providing Tenant thirty (30) days notice in writing, to provide Tenant with reasonably similar space elsewhere in the Building of approximately the same size as the Premises and to move Tenant to said space. In the event that Landlord shall exercise such right subsequent to the actual occupancy of the Premises by Tenant, Landlord shall arrange for moving Tenant and shall pay the costs of moving Tenant to such new space and all other reasonable expenses related to such relocation. Following any such relocation, this Lease, and each and all of the terms and covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall become part of this Lease and shall reflect the location of the new space. Tenant's Share and Base Rent shall be adjusted to reflect the size of the new premises, but such adjustment shall not increase the Base Rent by more than five percent (5.0%), regardless of the size of the substituted premises. Should Tenant refuse to move to such new space at the end of said thirty (30) day period, Landlord shall have the right, in addition to exercising any other remedies provided in this Lease, to terminate this Lease by notice given to Tenant in writing within ten (10) days following the end of said thirty (30) day period, which termination shall be effective sixty (60) days after the date of the original notice of relocation by Landlord. Tenant shall continue to pay Rent and perform all of its obligations hereunder until termination of this Lease.

         18.13 Financial Statements. Tenant agrees, at the request of Landlord, to furnish its current annual financial statements certified by its certified public accountants, and, if applicable, such annual or quarterly reports as Tenant may file with the Securities and Exchange Commission or any other government agency.

         18.14 Corporate Authority. Tenant represents that the undersigned officer(s) or partner(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership or agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

         18.15 Quiet Enjoyment. Subject to the provisions of this Lease and conditioned upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord shall not during the Term hereof disturb the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto by Tenant hereunder.

         18.16 Waiver of Jury Trial. Landlord and Tenant each agree to and they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, and any claim or injury or damage and/or any statutory remedy.

         18.17 Broker. Tenant warrants that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent other than the broker(s) listed in Section 1.01(e) hereof ("Broker") in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's discussion, negotiations and/or dealings with any real estate broker or agent other than Broker. This
Section 18.17 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. Landlord shall pay any commission(s) owing to Broker with respect to this Lease pursuant to a separate agreement or agreements.

         18.18 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         18.19 Captions and Article Numbers. The captions, article and section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

         18.20 Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         18.21 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         18.22 Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change, or modify any of the provisions hereof.

         18.23 Time. Time is of the essence of every provision hereto. Notwithstanding the foregoing, Landlord shall not be liable for any delays caused by events beyond Landlord's reasonable control ("Force Majeure"), and any time limit provided herein for an action on Landlord's part shall be automatically extended for the amount of any delay attributable to Force Majeure. Force Majeure shall include all events beyond Landlord's reasonable control, including without limitation: acts of God; strikes, lock-outs, riot or civil commotion; act of war; fire or other casualty; requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

         18.24 Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, the Building and the Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

         18.25    Landlord's Management and Income Tax Provisions.

                  (a) Services Furnished. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or by Landlord's designated property management firm for the Project or by one or more third parties, and Landlord further reserves the right to require Tenant to enter into reasonable agreements with any such parties in form and content approved by Landlord for the furnishing of such services.

                  (b) Income Tax Issues. Landlord shall have the right, at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its legal counsel that all or any portion of the monies paid by Tenant to Landlord under this Lease are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulations issued thereunder, and Tenant agrees to execute all documents or instruments necessary to effect any such amendment, provided that no such amendment shall result in Tenant being required to pay in the aggregate more money on account of Tenant's occupancy of the Premises under the terms of this Lease as so amended than Tenant's would otherwise have been required to pay under this Lease if not so amended, and provided further that no such amendment shall result in Tenant having less rights under this Lease as so amended than Tenant would otherwise have had under this Lease if not so amended or receiving less services or services of a lesser quality under this Lease as so amended than Tenant would otherwise have received under this Lease if not so amended, and provided further that no such amendment will cause an increase to Tenant's tax liability.

         18.26 Exhibits. The following Exhibits are attached to this Lease after the signatures and by reference hereto are incorporated herein:

                  Exhibit A - Description of Project
                  Exhibit B - Depiction of Premises
                  Exhibit C - Work Letter Agreement
                  Exhibit D - Notice of Commencement
                  Exhibit E - Building Janitorial Specifications
                  Exhibit F - Offset Statement and Estoppel Certificate Exhibit G - Rules and Regulations
                  Exhibit H - Sublet Space

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

WITNESSED/ATTESTED BY:                      "LANDLORD"

                                            TEACHERS INSURANCE AND ANNUITY
                                            ASSOCIATION


    /s/ Carmen M. Pagan                     BY:    /s/ Arend W. Taal
---------------------------                     -------------------------------
         Carmen M. Pagan                               Arend W. Taal

                                            ITS:    Associate Director
                                                -------------------------------


                                            "TENANT"

                                            SEDONA CORPORATION


      7/27/00                               BY:    /s/ William K. Williams
---------------------------                      ------------------------------
                                                       William K. Williams

                                            ITS:       V.P. & CFO
                                                -------------------------------

                                    EXHIBIT A

                             DESCRIPTION OF PROJECT

         ALL THAT CERTAIN tract of land, situate in Upper Merion Township, Montgomery County, Pennsylvania, bounded and described in accordance with Land Title Survey, plan made for Rouse & Associates, South Gulph Road, Upper Merion Township, Montgomery County, Pennsylvania, dated October 22, 1982, revised January 24, 1983, prepared by Yerkes Associates, Inc., as Order #5593, as follows:

         Beginning at a point on the centerline of Gulph Road (LR 201, 60 feet wide) marking a corner of this and a corner of land of Montgomery County Industrial Development Authority, said point being at the distance of 645.75 feet measured North 65 degrees 57 minutes West along the centerline of Gulph Road from a point marking its intersection with the physical centerline of Valley View Road; thence from said beginning point extending along the centerline of Gulph Road, South 65 degrees 57 minutes East 892.94 feet to point; thence leaving Gulph Road by land of Robert and Anton Lankford, passing 0.19 feet West of a concrete monument set at the distance of 29.82 feet, South 18 degrees 18 minutes West 230.14 feet to a point, said point being 0.07 feet Westerly from and 0.26 feet Southerly from a concrete monument; thence still by land of Lankford, South 65 degrees 57 minutes East 100.52 feet to a point, said point being 0.16 feet Westerly from and 0.31 feet Southerly from a concrete monument; thence by land of Brotherhood Temple Brith Achim, South 18 degrees 18 minutes West 352.85 feet to a point on the Northerly right-of-way line of the Schuylkill Expressway (LR 679, 120 feet wide), last mentioned point being 3.41 feet Southerly from and
         0.36 feet Westerly from a concrete monument; thence along the Northerly right-of-way line of the Schuylkill Expressway, along a line curving to the right with a radius of 8534.42 feet, the arc distance of 978.79 feet to a concrete monument at highway station 64+27.31, the chord of said arc being measured North 74 degrees 59 minutes 28 seconds West
         978.26 feet; thence leaving the Schuylkill Expressway by land of South Gulph Road Associates and land of Montgomery County Industrial Development Authority crossing a concrete monument at the distance of
         712.28 feet, from the beginning of this line, North 17 degrees 23 minutes East 738.78 feet to the first mentioned point and place of beginning.

         CONTAINING Fourteen and Five Hundred Eighty-Five One Hundredths part of an acre (14.585 acres), be the same more or less.

         Being Assessment Parcel number 58-00-1732y-00-1.

                                      -A1-

                                    EXHIBIT B

                              DEPICTION OF PREMISES

                               (Attach Floor Plan)













                                      -B1-

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

         THIS WORK LETTER AGREEMENT (this "Agreement") is entered into as of this ________day of ________________________, 2000, by and between TEACHERS
INSURANCE AND ANNUITY ASSOCIATION ("Landlord") and SEDONA CORPORATION
("Tenant").

                                    RECITALS:

         A. Concurrently with the execution of this Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit B attached to the Lease. The Lease provides for the construction by Landlord of Tenant Improvements (as defined in the Lease) to the Premises.

         B. In order to induce Tenant to enter into the Lease, Landlord has agreed to make certain improvements to the Premises in accordance with the terms and upon the conditions set forth in this Agreement. The Lease is hereby incorporated into this Agreement by reference to the extent applicable and capitalized terms not otherwise defined herein shall have the same meaning given to them in the Lease.

         NOW, THEREFORE, in consideration of the Lease and the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

         1. TENANT IMPROVEMENTS. Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 2 below), other than the Common Corridor Work (as hereinafter defined) and Sprinkler Head Replacement Work (as hereinafter defined), including (to the extent set forth in the Tenant Improvement Plans) but not limited to: partitioning, doors, ceilings, floor coverings, wall finished (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

         2. TENANT IMPROVEMENT PLANS. Landlord and Tenant have approved a preliminary plan for the Premises, a copy of which is attached hereto as
Schedule I (the "Space Plan"). Upon Tenant's submission to Landlord of an invoice from Tenant's architect for the preparation of the Space Plan, plus proof reasonably acceptable to Landlord of the payment thereof by Tenant, Landlord shall reimburse Tenant for the cost of the Space Plan, up to a maximum reimbursement of $1,320.80. In addition, Landlord and Tenant have approved the working drawings and specifications for the Tenant Improvements described on
Schedule II attached hereto and made a part hereof (the "Tenant Improvement Plans"), which Tenant Improvement Plans have been prepared by Tenant's architect. Upon Tenant's submission to Landlord of an invoice from Tenant's architect for the preparation of the Tenant Improvement Plans, plus proof reasonably acceptable to Landlord of the payment thereof by Tenant, Landlord shall reimburse Tenant, up to a maximum reimbursement of $12,382.50, for the cost of the Tenant Improvement Plans, other than the cost of engineering of the Tenant Improvement Plans for mechanical, electrical and plumbing systems serving the Premises, and for the circulation of heat and air conditioning throughout the Premises, prepared by a licensed engineer or engineers approved by Landlord (the "Engineering Cost").


                                      -C1-

         3. CONSTRUCTION OF TENANT IMPROVEMENTS. The Tenant Improvement Plans shall be submitted by Landlord to the appropriate governmental body for plan checking and the issuance of a building permit. Tenant shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit. After final approval of the Tenant Improvement Plans by applicable governmental authorities, no further changes may be made thereto without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Landlord shall solicit competitive bids from at least three (3) general contractors designated by Landlord (subject to Tenant's approval, which shall not be unreasonably withheld or delayed) for the Initial Tenant Work, and the contract for the Initial Tenant Work shall, unless otherwise instructed by Tenant, be awarded to the general contractor submitting the lowest bid in accordance with the bid documents. After a building permit for the Tenant Improvements has been issued, Landlord shall cause such general contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall diligently pursue substantial completion of the work. Landlord shall have the right to substitute comparable materials or finishes in the event such items are unavailable, but, to the extent practicable, shall obtain Tenant's prior consent thereto, which consent shall not be unreasonably withheld or delayed. Landlord shall in no event be liable for any direct or indirect damages as a result of delays in construction due to Force Majeure, or due to delays or other acts or omissions by Tenant (or its architect or anyone performing services on behalf of Tenant).

         4. PAYMENT FOR THE TENANT IMPROVEMENTS. The cost for construction of the Tenant Improvements shall be paid as follows:

                  (a) Landlord hereby grants to Tenant an allowance for construction of the Tenant Improvements (the "Tenant Improvement Allowance") of $379,730.00. The Tenant Improvement Allowance shall only be used for:

                           (i) Payment of the Engineering Cost.

                           (ii) The payment of plan checking by government
authorities and for permits and license fees relating to construction of the Tenant Improvements.

                           (iii) Demolition of existing improvements in the
Premises required in connection with construction of the Tenant Improvements.

                           (iv) Construction of the Tenant Improvements,
including, without limitation, the following:

                                    (aa) Demolition of existing improvements in
the Premises and removal of debris resulting from such demolition;

                                    (bb) Installation within the Premises of all
partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                                    (cc) All electrical wiring, lighting
fixtures, outlets and switches, and other electrical work to be installed within the Premises;


                                      -C2-

                                    (dd) The furnishing and installation of all
duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

                                    (ee) Any additional Tenant requirements
including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                                    (ff) All fire and life safety control
systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, installed within the Premises;

                                    (gg) All plumbing, fixtures, pipes and
accessories to be installed within the Premises;

                                    (hh) Testing and inspection costs;

                                    (ii) Contractor's fees, including but not
limited to any fees based on general conditions; and

                                    (jj) Telephone and data cabling.

                           (v) All other costs incurred by Landlord in the
construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for space in the Building for reasons of economics; examples of such construction would include but not be limited to the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment.

                           (vi) Costs arising from changes attributable to
Tenant pursuant to subparagraph (c) below.

                           (vii) The fee described in subparagraph (e) below.

                  (b) The cost of each item referenced in Paragraph 4(a) above shall be charged against the Tenant Improvement Allowance. In the event that the actual cost of installing the Tenant Improvements shall exceed the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance as provided in Paragraph 4(a) above, the excess shall be paid by Tenant to Landlord upon Landlord's demand therefor. If Tenant shall fail to pay such excess amount(s) within five (5) business days of demand from Landlord therefor, such failure shall be an Event of Default under the Lease and Landlord may, at its option, terminate the Lease and all of its obligations thereunder and/or pursue any other remedy provided in the Lease.

                                      -C3-

                  (c) If, after the Tenant Improvement Plans have been agreed upon, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, and Landlord consents to make such changes, then any additional design and/or construction costs related to approved changes shall (to the extent in excess of the unused Tenant Improvement Allowance) be paid by Tenant to Landlord upon Landlord's demand therefor. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

                  (d) Any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

                  (e) Tenant shall pay to Landlord's designated Building management firm a fee of three percent (3%) of the Finish Costs as compensation for coordination and oversight of the Work by such Building management firm.

         5. COMMON CORRIDOR WORK AND SPRINKLER HEAD REPLACEMENT. Landlord, at Landlord's sole expense (and not payable out of the Tenant Improvement Allowance), shall, contemporaneously with the performance of the Tenant Improvements, construct the common multi-tenant corridor providing access to the Premises at the Location shown on the Tenant Improvement Plans (the "Common Corridor Work"), and replace all sprinkler heads of the sprinkler system located in the Premises currently existing as of the date hereof, which sprinkler heads are not being removed or relocated in connection with the Tenant Improvements (the "Sprinkler Head Replacement"). The Common Corridor Work shall include the following:

                  (a) construction of metal studs (the "Corridor Stud Work");

                  (b) installation of one (1) Building standard door to the Premises;

                  (c) construction of sheetrock and finish walls on the corridor side of the Corridor Stud Work (it being specifically understood and agreed that installation of sheetrock and finish walls on the Premises side of the Corridor Stud Work shall be part of the Tenant Improvements); and

                  (d) Installation of Building standard ceiling and floor finishes in the corridor.

         6. TENANT'S ACCESS DURING TENANT IMPROVEMENT WORK. Tenant shall be permitted access to the Premises, upon reasonable prior notice to Landlord and subject to Landlord's scheduling requirements to avoid interruption of or interference with the Tenant Improvements, prior to the Commencement Date solely for the purpose of allowing Tenant to install voice and data cabling. Such early access shall be at Tenant's sole risk. Such early access shall be granted upon the condition that Tenant's employees, agents or servants shall not interfere with performance of the Tenant Improvements. Such early access shall be subject to all of the terms, covenants, provisions and conditions of this Lease (except for the obligation to pay Rent). Landlord shall not be liable in any way for any injury, loss or damage occurring as a result of Tenant's early access to the Premises. Landlord shall have the right to impose such additional reasonable conditions on Tenant's early access to the Premises as Landlord, in its sole discretion, deems appropriate. Landlord shall cause the general contractor to coordinate with the contractor engaged by Tenant to install such cabling so as to facilitate the installation of such cabling.

                                      -C4-

         7. AMERICANS WITH DISABILITIES ACT. In installing the Tenant Improvements, Landlord shall comply with the Americans with Disabilities Act of 1990 (the "ADA"). With respect to any alterations or improvements that Tenant makes to the interior of the Premises (or which are made on Tenant's behalf), other than the Tenant Improvements, regardless of whether Tenant has obtained Landlord's consent to such alterations or improvements, Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA. In addition, if any alterations are required to be made to the Premises due to changes in or regulations under the ADA or judicial interpretations of the requirements of the ADA coming into existence following completion of the Tenant Improvements, or due to changes in Tenant's use of the Premises or in the nature of Tenant's conduct of its business in the Premises (including but not limited to any changes in use or business conduct arising out of a sublease or assignment, or resulting in the Premises being deemed a "place of public accommodation" under the ADA), Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA arising in connection therewith.

         8. TENANT'S RESPONSIBILITY FOR CHARGES. In the event Landlord terminates the Lease because of Tenant's failure to cooperate or timely respond as set forth in this Agreement, then, in addition to all rights and remedies available to Landlord in the Lease, Landlord shall have the right to require Tenant to reimburse Landlord for all of its expenses incurred in preparation of the Space Plans and the Tenant Improvement Plans, and in obtaining governmental approval of same, and in installing any of the Tenant Improvements, and in performing the Common Corridor Work, which amount shall accrue interest at the Interest Rate from the date of termination of the Lease until paid in full, together with all legal fees incurred in enforcement of Landlord's rights hereunder.

         9. COMPLETE AGREEMENT. This Agreement and the applicable provisions of the Lease are the complete and entire agreement of Landlord and Tenant with respect to the Tenant Improvements and construction thereof at the Premises. This Agreement may not be amended except by written agreement signed by Landlord and Tenant. Oral modifications to the Agreement shall not be effective.


                                      -C5-

                                   SCHEDULE I
                                   ----------

                                   Space Plan

"Space Plan" prepared by Polek Schwartz Architects, Project No. 20.700.30, Drawing P-2, dated June 24, 2000, revised June 27, 2000.




















                                      -C6-

                                   SCHEDULE II
                                   -----------

                            Tenant Improvement Plans

"Architectural Floor Plan" prepared by Polek Schwartz Architects, Project No. 20.700.36, Drawing A-1, dated July 11, 2000.

"Reflected Ceiling Plan" prepared by Polek Schwartz Architects, Project No. 20.700.36, Drawing A-2, dated July 11, 2000.

"Electrical/Finish Plan" prepared by Polek Schwartz Architects, Project No. 20.700.36, Drawing A-3, dated July 11, 2000.














                                      -C7-

                                    EXHIBIT D

                         NOTICE OF COMMENCEMENT OF LEASE

         This Notice of Commencement of Lease is given this _______________, 20__, by TEACHERS INSURANCE AND ANNUITY ASSOCIATION ("Landlord") to ("Tenant"), both of whom who agree as follows:

         1. Landlord and Tenant have entered into a lease dated _______________, 20__, (the "Lease"), in which Landlord leased to Tenant and Tenant lease from Landlord the premises described therein (the "Premises"). All capitalized terms used herein and not otherwise defined herein shall have the same meaning given to them in the Lease.

         2. Pursuant to the Lease, Landlord and Tenant agreed to, and do hereby confirm, the following matters as of the commencement of the Term:

                  (a) ___________________, 20__, is the Commencement Date of the Term of the Lease; and

                  (b) ___________________, 20__, is the Expiration Date of  the
Term of the Lease.

         3. Tenant confirms that:

                  (a) It has accepted possession of the Premises;

                  (b) The Tenant Improvements required to be furnished by Landlord under the Lease have been completed (subject to any corrective work or punch-list items of which Tenant has notified Landlord in accordance with the Lease);

                  (c) Landlord has fulfilled all of its duties of an inducement nature;

                  (d) No modifications have been made to the Lease after it was signed by Landlord and Tenant; and

                  (e) There are no setoffs or credits against Rent, and no Rent (other than the first monthly installment of Base Rent) has been prepaid.

         4. This Notice of Commencement of Lease is intended only to confirm the matters herein set forth and does not otherwise modify or supplement the Lease.


                                      -D1-

         5. Unless written objection to the provisions hereof is received by Landlord within five (5) business days from the date hereof, the provisions of this Notice of Commencement of Lease shall be binding upon Tenant, its successors and assigns (subject to the restrictions on assignment and subleasing contained in the Lease), and inure to the benefit of Landlord, and its successors and assigns.
                                   "LANDLORD"

                                   TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION


                                   BY:__________________________________________

                                   ITS:_________________________________________




                                      -D2-

                                    EXHIBIT E
                                    ---------

                       BUILDING JANITORIAL SPECIFICATIONS

DAILY
-----

 1. Empty and clean all waste receptacles. Remove waste from premises. Wash interior of waste cans when necessary. Liners furnished by Landlord and replaced as needed.

 2. Dust and polish office furniture with treated cloths. Wipe down table tops and counters. (Exposed surfaces only)

 3.      Spot clean woodwork and partitions; including any glass partitions.

 4.      Dry mop resilient floors with treated mops.

 5.      Water fountains are to be wiped down.

 6.      Telephones to be wiped down.

 7.      Damp mop all hard composition floors.

 8.      Vacuum carpeted areas, spot cleaned as needed.

 9.      Sweep and damp mop stairwells.

10.      Clean common area washrooms:

         a. Sweep, then wet mop floors with solution which incorporates a disinfectant and a deodorizer.

         b. Wash and sanitize all fixtures in washrooms with antiseptic solution and scouring powder where necessary, to remove stains.

         c.       Clean all urinals and commodes with disinfectant.

         d.       Wash both sides of commode seats with disinfectant solution.

         e. Polish flushmaster, piping, commode hinges and other bright work including mirrors.

         f. Wash down stalls from trim to floor with solution and treat with liquid finish as needed.

         g. Fill and maintain mechanical operation of all towel, tissue and soap dispensers.

         h.       All bathroom mirrors are to be cleaned daily.



                                      -E1-

MONTHLY
-------

1.       Very high spots (i.e. paintings, bookshelves, etc.) are to be dusted.

2.       Window sills are to be cleaned.

3.       Vacuum clean all vents and air diffusers.

4.       Dust all surfaces not normally reached in nightly cleaning.

5.       All bathroom floors will be stripped and cleaned.

SEMI-ANNUALLY
-------------

1.       Wash windows in and out.

2.       Strip and wax tile floors.

3.       Dust blinds.














                                      -E2-

                                    EXHIBIT F
                                    ---------

                    OFFSET STATEMENT AND ESTOPPEL CERTIFICATE


------------------------

------------------------

------------------------

------------------------


         Re: Lease dated _____________________________ ("Lease") by and between
TEACHERS INSURANCE AND ANNUITY ASSOCIATION ("Landlord") and
________________________ ("Tenant")

Sir/Madam:

         Reference is made to the above-described Lease in which the undersigned is Tenant. We understand that you are accepting an assignment of Landlord's rights under the Lease as _________________________________ , and we hereby, as a material inducement for you to consummate the transaction, represent that:

         1. A true and correct copy of the Lease is attached hereto as Schedule "A" and incorporated herein by reference thereto. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for those attached hereto as part of Schedule "A".

         2. The Lease is for a term of _________________________ commencing on ______________, 20__, and ending as of 11:59 P.M. on __________________________, and the Lease covers the real property (the "Premises") described in Exhibit A attached to the Lease, the Premises being part of certain real property (the "Property") located in ______________________, County of _____________________,
State of ______________, and more particularly described in Exhibit B attached to the Lease.

         3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, Tenant as set forth therein.

         4. The undersigned acknowledges (a) that rent on the Lease has been paid up to and including _____________________________, 20__, (b) that monthly
Base Rent (as defined in the Lease) during the remaining term of the Lease is $__________________ , and (c) that rent has not been paid for any period after __________________, 20__, and shall not, except for any prepaid rent as specified in the Lease, be paid for a period in excess of one (1) month in advance.

         5. To the best knowledge of the undersigned, the improvements on the Premises are free from defects in design, materials and workmanship; and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

         6. To the best knowledge of the undersigned, the Lease is not in default, and Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof.

                                      -F1-

         7. The Lease shall be subordinate to a deed of trust or mortgage on the Premises and an assignment of Landlord's interest in the Lease given by Landlord to _______________________; and in the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge.

         8. Tenant agrees not to modify, amend, terminate or otherwise change the Lease without ten (10) days prior written notice to you.

         9. In the event of a default by Landlord under any of the terms or provisions of the Lease, Tenant shall give you adequate notice and reasonable time to cure such default before Tenant shall exercise any right or remedy available to it.


         Dated ____________________ __ , 20__.


                                   Very truly yours,

                                   "Tenant"

                                   BY:__________________________________________

                                   ITS:_________________________________________






                                      -F2-

                                    EXHIBIT G
                                    ---------

                              RULES AND REGULATIONS


         1. The streets, sidewalks, entrances, lobbies, elevators, stairways, public corridors and other Common Areas provided by Landlord shall be used only as means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. At the close of business each day, Tenant shall turn off all lights and office equipment in the Premises and lock all entrance and exit doors of the Premises. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. No smoking or eating shall be permitted in the Common Areas. Tenant shall not cover or obstruct any window, skylight, door or transom that admits light. Tenant shall not place door mats in any public corridors.

         2. Plumbing fixtures, toilet rooms, water closets and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no rubbish, food products, newspapers, trash or other substances of any kind shall be thrown into them. No cleaning of coffee pots, dishes, utensils, etc., shall be permitted in common lavatory sinks. Walls, floors, ceilings, elevators, lavatories, windows and/or doors shall not be defaced in any way and no one shall be permitted to mark, drive nails or screws, or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the interior walls of the Premises by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant at Tenant's sole cost.

         3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or any other part of the outside or inside of the Building or the Premises, including without limitation any roof setbacks, window ledges and other projections. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors will be installed by Landlord with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided exclusively for the names and locations of tenants only and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted in the directory, after initial posting, will be charged to Tenant.

         4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant. Prior to installation of any equipment requiring special electrical circuits or extraordinary utility usage Tenant must receive written approval from Landlord.

         5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

                                      -G1-

         6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be prescribed by Landlord. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

         7. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them or otherwise to do anything that might tend to injure the reputation of the Building. No singing or playing or operating of any musical instrument, radio or television in the Building shall be permitted without the consent of Landlord. No person will be permitted to bring or keep within the Building any animal, bird or bicycle. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building. No portion of the Building or the Premises shall be used for living or sleeping quarters. Tenant shall not manufacture in the Premises any commodity, or prepare or dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the prior written consent of Landlord.

         8. All re-keying of office doors, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors or install additional locks, bolts or security systems therein without making prior arrangements with Landlord. Tenant shall not secure duplicate keys for the Building or the Premises, except from Landlord.

         9. Tenant will not install or use any window coverings except those provided or approved by Landlord, nor shall Tenant use the balconies or any portion of the Common Areas, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

         10. Any tenant using the Building after normal business hours or on non-business days shall lock any entrance doors to the Building used by Tenant immediately after entering or leaving the Building. Normal business hours for the Building shall be Monday through Friday 8:00 a.m. to 6:00 p.m. Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenants. Persons entering the Building after 6:00 p.m. on business days and at all times on weekends and holidays must sign the register, if any, maintained for that purpose.

         11. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

         12. Tenant and Tenant's employees, agents, invitees, etc., shall not use more than the number of Parking Spaces set forth in the Lease for use by Tenant (after allowance is made by Landlord, from time to time, for visitor parking).

         13. Tenant and Tenant's employees, agents, invitees, etc., shall not hang or display any items from the Building's balconies, if any, or permit any furniture or other items to be place or stored thereon, without the prior written consent of Landlord.

                                      -G2-

         14. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instruction in their installation.

         15. The Building freight elevator(s), if any, shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed by Landlord, be made during the hours of 6 p.m. and 6 a.m. or on Saturday or Sunday, and on at least 24 hours prior written notice to Landlord. Deliveries during normal hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

         16. Except as may be otherwise approved by Landlord in writing, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

         17. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective and cost-effective and cost-efficient operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls in an unauthorized manner. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

         18. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverages, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord, if any.

         19. Tenant shall store all its trash and garbage within the Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         20. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities. Tenant shall not use the name of the Building in any way in connection with its business except for Tenant's address. Landlord shall also have the right to prohibit any advertising by Tenant, which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         21. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         22. Except with the written consent of the Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building or the Premises for the purpose of cleaning the same and such person or persons shall, while in the Building and outside the Premises, comply with all instructions issued by the Building superintendent and/or Building engineer. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.


                                      -G3-

         23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests, and shall be liable to Landlord for all acts of such persons committed in the Building.

         24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of the Lease.

         25. Landlord shall have the right to make such other and further reasonable Rules and Regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of Rules and Regulations by other tenants. Such other and further Rules and Regulations shall become effective thirty (30) days after prior written notice thereof from Landlord to Tenant.










                                      -G4-

                                    EXHIBIT H
                                    ---------

                                  Sublet Space
                                  ------------




















                                      -H1-

                                  SCHEDULE III
                                  ------------

                                EXECUTIVE TERRACE
                        BUILDING STANDARD SPECIFICATIONS


1.       Design Services:     Landlord's architect or Landlord will determine
                              substantial completion.

2.       Ceilings:            2' x 2' regular edge fissured white (mineral
                              fiber) acoustical lay-in panel; suspended, exposed
                              "T" framing system; non-directional design, finish height in Tenant area +/- 8'4". There are duct work restrictions at a limited area thru-out the building that will restrict ceiling height to 8'0".

3.       Carpet:              Tenant can select from available colors of
                              building standard 28 oz. face weight, level loop carpets, installed by direct glue down method and 4" high vinyl base molding in standard colors.

4.       Partitions:          a)  Interior partitions shall be 3 5/8" metal stud
                                  25 gauge partitions with 5/8" drywall each side, slab to underside of finished ceiling with Raco top reveal and cove base shall be installed on each side, in a quantity not to exceed 75 lineal feet of partitions per 1,000 square feet of usable area.

                              b) Corridor and demising partitions shall be 3 5/8" metal stud partitions with 5/8" drywall on each side, from finished floor to slab above; sound attenuation blankets shall be placed between studs.

                              c) Sound insulates partition will consist of 3 1/2" thermal batts in standard partition up to the underside of finishes ceiling with batts laid over ceiling at wall injunction with 2'0" of batts is laying on each side of partition.

5.       Paint:               Paint all building standard allowance partition
                              surfaces with (2) coats latex paint (egg shell finish) door frames and trim with two (2) coats of oil base paint. One base color and not more than 2 accent colors to be provided.

6.       Tenant
         Entrance Doors:      Entrance doors shall be 3'0" x 8'0" solid core
                              mahogany wood doors, hollow meter frames. All doors will be furnished with two (2) pairs of butts, exposed closer and Schlage lever handle
                              (Athens Series) lockset.


                                     SCH-1

7.       Tenant
         Interior Doors:      Interior doors shall be 3'0" x 8'0" solid core
                              mahogany veneer wood doors with hollow metal frame. Hardware will be Schlage lever handle passage sets (Athens Series) with two (2) pair of butts, and floor stop in a quantity not to exceed one (1) door per 300 square feet of usable area.

8.       Electrical:          a)  Distribution System: 277/480 volt power is
                                  provided to the main electrical closet on each floor. Heating units are powered by 480 volts, fluorescent lighting operates at 277 volts and receptacle outlets at 120 volts. No additional service will be provided for tenant equipment unless specifically agreed upon and indicated on lease construction plans. The Landlord reserves the right to separately meter heavy electrical use such as computer rooms. This does not include heating consumption.

                              b) Lights: building standard lighting fixtures shall be 2 x 4 lay-on four tube fluorescent fixtures with electrical ballast, T-8 bulbs, at an allowance of one fixture per 100 square feet of usable area. (Simkar 244-432-B11)

                              c) Switching: Standard toggle-type wall switches mounted at building standard height shall be provided at an average density of one (1) switch per 300 square feet of usable area.

                              d) Duplex Outlets: Duplex outlets mounted at building standard height for wall application shall be provided at an allowance of one outlet per 150 square feet of usable area.

                              e)  Dedicated receptacles and any special
                                  equipment receptacles shall be provided at tenant's expense.

                              f) Exist and emergency lights will be provided as required by code.

9.       Heating
         Ventilating & Air
         Conditioning:        Interior office areas shall be conditioned by the
                              building's roof mounted, air conditioning and heating system.

                              Exterior office areas shall also be conditioned by the buildings roof mounted air conditioning and heating system however, with the roof mounted unit providing only morning warm up, electric baseboard heat shall be provided in all exterior offices and areas.

                              Air distribution from the rooftop units shall be distributed thru the use of linear diffusers utilizing internal thermostats.

                                     SCH-2

                              The following conditions shall be maintained:


                              Outside Conditions          Inside Conditions
                              ------------------          -----------------

                              Summer 95/75                75F at 50% RH
                              Winter OFDB 0               70F at 20% RH

10.      Plumbing:            All toilet facilities are provided on each floor.
                              Tenant plumbing requirements other than building facilities shall be at tenant's expense.

11.      Window
         Treatment:           Building standard slim line aluminum (Bali) blinds
                              will be provided at all exterior windows.

12.      Sprinklers:          The building is equipped with an automatic
                              sprinkler system installed in a quantity of one
                              (1) sprinkler head per 225 square feet of usable area. Any relocation of previously installed sprinklers will be at Tenant's expense.

13.      Telephone:           Each tenant must arrange for his telephone
                              requirements directly with Bell of Pennsylvania or their own installer. Telephone installation shall be scheduled and coordinated by Tenant with Landlord at time of construction. Phone outlet locations can be indicated on construction documents at the request of Tenant.










                                     SCH-3